UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12
RACKSPACE TECHNOLOGY, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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April 2, 2021
Dear Fellow Stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to Rackspace Technology, Inc.’s 2021 Annual Meeting of Stockholders. The meeting will be held virtually on May 12, 2021, at 11:00 a.m., Central Time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/RXT2021 where you will be able to listen to the meeting live, submit questions and vote online.
You will find information regarding the matters to be voted on in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We are sending many of our stockholders a notice via the Internet regarding the availability of the proxy statement, our Annual Report for the fiscal year ended December 31, 2020 and other relevant materials. This electronic process is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. A paper copy of these materials may be requested using one of the methods described in the accompanying proxy statement or the Notice of Internet Availability of Proxy Materials.
You may visit https://ir.rackspace.com/ to access various web-based reports, executive messages and timely information about Rackspace Technology’s global business.
Whether or not you plan to attend the annual meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and vote your shares at the virtual meeting if you wish to do so.
If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at (210) 312-0000 or ir@rackspace.com.
If your bank, brokerage firm or other nominee holds your shares, you also should contact your nominee for additional information.

Sincerely,

David Sambur
Chairman of the Board

RACKSPACE TECHNOLOGY, INC.
1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Rackspace Technology, Inc. (the “Company”). The Annual Meeting of Stockholders will be held virtually on Wednesday, May 12, 2021 at 11:00 a.m., Central Time. The annual meeting can be accessed by visiting www.virtualshareholdermeeting.com/RXT2021 where you will be able to listen to the meeting live, submit questions and vote online. The annual meeting is being held for the following purposes:
1.To elect Susan Arthur, Jeffrey Benjamin and Aaron Sobel to the Board of Directors of the Company (the “Board of Directors”) as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2024;
2.To conduct an advisory vote to approve the compensation of the Company’s named executive officers;
3.To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers;
4.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.To transact such other business as may properly come before the Annual Meeting of Stockholders, or any postponement or adjournment thereof.
Holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), of record at the close of business on March 15, 2021 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponements or adjournments thereof.
We encourage you to access the annual meeting before the start time of 11:00 a.m., Central Time, on May 12, 2021. Please allow ample time for online check-in, which will begin at 10:45 a.m., Central Time, on May 12, 2021. A complete list of stockholders entitled to vote at the annual meeting will be available on the annual meeting website set forth above using the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
We will furnish proxy materials to our stockholders via the Internet in order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting of Stockholders. Accordingly, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2020 via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.

If you have questions about the annual meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at ir@rackspace.com.

April 2, 2021	By order of the Board of Directors

Holly Windham

Executive Vice President, Chief Legal and
People Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend Rackspace Technology, Inc.’s annual meeting, please submit your proxy or voting instructions as soon as possible. We strongly encourage you to submit your voting instructions.
We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING

The proxy statement for the Annual Meeting and the Company’s annual report are available on the Internet at www.proxyvote.com.

RACKSPACE TECHNOLOGY, INC.
PROXY STATEMENT
Annual Meeting of Stockholders of Rackspace Technology, Inc. to be held on Wednesday, May 12, 2021
Some Questions You May Have Regarding This Proxy Statement
Why did I receive these proxy materials?
The Board of Directors (the “Board of Directors”) of Rackspace Technology, Inc. (the “Company”) is soliciting proxies for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held online on Wednesday, May 12, 2021 at 11:00 a.m., Central Time. As a stockholder as of the close of business on March 15, 2021, which is the record date (the “Record Date”) fixed by the Board of Directors, you are invited to attend the online annual meeting and are entitled and urged to vote your shares on the proposals described in this proxy statement for which you are entitled to vote. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2020 is available to review with this proxy statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 2, 2021. The Notice contains instructions on how to access this proxy statement and our annual report online.
What proposals will be voted on at the Annual Meeting?
The four matters scheduled to be voted on at the Annual Meeting are:
1.The election of Susan Arthur, Jeffrey Benjamin and Aaron Sobel to the Board of Directors as Class I directors, in each case, for a term of three years expiring at the Annual Meeting to be held in 2024;
2.An advisory vote to approve the compensation of the Company’s named executive officers;
3.An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers; and
4.The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
How can I attend the Annual Meeting?
This year's Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and submit questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/RXT2021. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, follow the instructions from your broker or bank to access the Annual Meeting.
The webcast of the Annual Meeting will begin promptly at 11:00 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Central Time, and you should allow reasonable time for the check-in procedures.
Who can vote at the Annual Meeting?
Anyone owning shares of Common Stock at the close of business on March 15, 2021, the Record Date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, to vote electronically at the Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in ‘‘street name’’ and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in one of the following ways:
•You may vote electronically at the Annual Meeting. If you plan to attend the Annual Meeting, you may vote by proxy or electronically at the Annual Meeting.
During The Meeting - Go to www.virtualshareholdermeeting.com/RXT2021
Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card.
•You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
•You may vote by telephone. To vote over the telephone, call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your Notice or proxy card available when you call. You will be asked to provide the control number from your Notice or proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 11, 2021.
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 11, 2021.
Beneficial Owner of Shares Held in ‘‘Street Name’’: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares electronically at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•entering a new vote by telephone or via the Internet (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy);
•providing a written notice of revocation prior to the annual meeting to our corporate secretary at our principal executive offices as follows: Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218, Attn: Corporate Secretary; or
•attending the Annual Meeting and voting electronically. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote electronically at the Annual Meeting.
Beneficial Owner of Shares Held in ‘‘Street Name’’: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies for the Annual Meeting by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on March 15, 2021, the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 206,177,187 shares of Common Stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218, from the Corporate Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•FOR the election of each of the director nominees;
•FOR the approval of, on an advisory basis, the compensation of the Company’s named executive officers;
•For the option of ONCE EVERY YEAR as the preferred frequency of advisory votes to approve the compensation of the Company’s named executive officers;
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Where can I view the proxy materials on the Internet?
The Notice provides you with instructions on how to:
•View proxy materials for the Annual Meeting via the Internet; and
•Instruct the Company to send future proxy materials to you by email.
You can view the proxy materials for the Annual Meeting online at www.proxyvote.com and at https://ir.rackspace.com.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, ‘‘WITHHOLD’’ votes, and ‘‘broker non-votes’’ are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in ‘‘street name’’ does not give instructions to the broker, bank or other nominee, as applicable, as to how to vote on matters deemed ‘‘non-routine’’ and there is at least one ‘‘routine’’ matter to be voted upon at the Annual Meeting. Generally, if shares are held in ‘‘street name,’’ the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be ‘‘routine,’’ but not with respect to ‘‘non-routine’’ matters. In the event that a broker, bank or other nominee votes shares on the ‘‘routine’’ matters, but does not vote shares on the ‘‘non-routine’’ matters, those shares will be treated as broker non-votes with respect to the ‘‘non-routine’’ proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 4) is considered “routine.” The election of Class I directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 2), and the advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers (Proposal No. 3) are considered “non-routine.”
What are the effects of abstentions and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposals No. 2 and No. 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Moreover, because the outcome of Proposal No. 3 (frequency of future advisory votes on named executive compensation) will be determined by a plurality vote, you may only vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” and abstentions will have no effect on the outcome of Proposal No. 3.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal because they are “not entitled to vote” on “non-routine” matters. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Class I Directors. Directors are elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I Directors). You may vote (i) “FOR” for each director nominee or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 2: Advisory Vote to Approve the Compensation of Named Executive Officers. The vote to approve the 2020 compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal. Because this vote is advisory only, it will not be binding on our Board of Directors. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes to Approve Compensation of Named Executive Officers. The frequency of future advisory votes on the executive compensation of our named executive officers will be the frequency receiving the highest number of votes cast. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes will have no effect on the outcome of voting on this proposal. Because this vote is advisory only, it will not be binding on our Board of Directors. The Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the frequency of future advisory votes on the executive compensation of our named executive officers.
Proposal No. 4: Ratification of Appointment of PricewaterhouseCoopers LLP. The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.
Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as inspector of elections.
How will the voting power of shares held by our principal stockholders affect approval of the proposals being voted on at the annual meeting?
Our principal stockholders have the ability to ensure approval of all of the proposals to be voted on at the Annual Meeting.
As indicated above, each share of Common Stock is entitled to one vote. As of the Record Date for the Annual Meeting, certain investment funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (together with its subsidiaries and including the Apollo Funds, “Apollo”) beneficially owned approximately 64% of the voting power of our outstanding Common Stock. By reason of their ownership of our Common Stock, Apollo generally has the ability to approve any matter submitted to the vote of all of the outstanding shares of our Common Stock. As a result, Apollo has the ability:
•to elect the directors nominated for election as Class I directors at the Annual Meeting; and
•to determine the outcome of Proposals 2, 3 and 4.
As of the Record Date for the annual meeting, certain investment funds affiliated with Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P. (together with Searchlight Capital II, L.P., “Searchlight”) beneficially owned, in aggregate, approximately 4.9% of the total voting power of the outstanding shares of all outstanding series of Common Stock.
As of the Record Date for the Annual Meeting, certain investment funds affiliated with ABRY Partners, LLC and ABRY Partners II, LLC (together with ABRY Partners, LLC and , “ABRY”) and DPH 123, LLC, an affiliate of ABRY, beneficially owned, in aggregate, approximately 11.3% of the total voting power of the outstanding shares of all outstanding series of Common Stock.
May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
What if additional matters are presented at the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Amar Maletira, our President, Chief Financial Officer and Treasurer and Holly

Windham, our Executive Vice President, Chief Legal and People Officer and Corporate Secretary, to vote on such matters at their discretion.
Why is the annual meeting a virtual, online meeting?
By conducting our annual meeting solely online via the Internet, we eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world and improve our ability to communicate more effectively with our stockholders during the meeting. Additionally, in light of the ongoing COVID-19 pandemic, we are choosing to host a virtual Annual Meeting this year to protect our stockholders and employees.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.
How can I obtain information about the Company?
A copy of our fiscal 2020 Annual Report on Form 10-K is available on our website at https://ir.rackspace.com. Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to Holly Windham, Executive Vice President, Chief Legal and People Officer and Corporate Secretary, Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218. Capitalized terms used in, but not defined in, this Proxy Statement have meanings as defined in our fiscal 2020 Annual Report on Form 10-K.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors following our initial public offering (the “IPO”), which are one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under the Company’s bylaws and certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board of Directors currently consists of ten director positions, nine of which are filled and one of which is vacant.
All of the nominees for Class I directors are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s certificate of incorporation and bylaws.
Certain Stockholder Rights to Nominate Directors
As provided in our Investor Rights Agreements, Apollo has the right, but not the obligation, at any time until Apollo, including the Apollo Funds, no longer beneficially own at least 5% of our issued and outstanding common stock, to nominate a number of directors comprising a percentage of our Board of Directors in accordance with their beneficial ownership of our outstanding common stock (rounded up to the nearest whole number). We refer to the directors nominated by Apollo based on such percentage ownership as the “Apollo Board Nominees.” Under the SCP Investor Rights Agreement, Searchlight has the right, but not the obligation, to nominate one person to serve as a director as long as Searchlight and its affiliates’ ownership of our common stock exceeds a specified threshold. We refer to the director nominated by Searchlight based on such threshold as the “Searchlight Board Nominee.” Under the ABRY Investor Rights Agreement, ABRY VIII has the right, but not the obligation, to nominate one person to serve as a director as long as ABRY and its affiliates’ ownership of our common stock exceeds a specified threshold. See “Certain Relationships and Related Party Transactions – Investor Rights Agreements” for additional information and defined terms.
Messrs. Benjamin, Campos, Fonseca, Garber, Sambur and Sobel are the Apollo Board Nominees and Mr. St. Jean is the ABRY Board Nominee. Searchlight’s prior Searchlight Board Nominee resigned from the Board of Directors in December 2020 and Searchlight has not exercised its right to nominate a replacement to fill the vacancy.
The Board of Directors recommends that the stockholders vote FOR the election of the nominees for Class I directors listed below.

THE BOARD OF DIRECTORS
The following table sets forth certain information about our directors as of the date of this proxy statement.

Name	Age	Director Since	Position
David Sambur	40	2016	Director (Chairman)
Kevin Jones	52	2019	Chief Executive Officer, Director
Susan Arthur	54	2020	Director
Jeffrey Benjamin	59	2016	Director
Timothy Campos	47	2016	Director
Dhiren Fonseca	56	2016	Director
Mitch Garber	56	2016	Director
Aaron Sobel	34	2016	Director
Brian St. Jean	47	2017	Director
Class I Directors
The term of the following three Class I directors will expire at the 2021 annual meeting of stockholders.
Susan Arthur became a member of our Board of Directors in April 2020. Ms. Arthur currently serves as the Chief Operating Officer of OptumInsight, an $11 billion health technology and services division of Optum. Prior to joining Optum in September 2019, Ms. Arthur served in a number of leadership roles at technology service companies, including as Group President at NTT Data from March 2018 to September 2019, Vice President and General Manager at DXC Technology from April 2017 to March 2018, Vice President and General Manager—Regulated Industries at Hewlett Packard Enterprise from November 2015 to March 2017, and a number of Vice President and General Manager positions at HP from 2008 until October 2015. We believe that Ms. Arthur is qualified to serve as a member of our Board of Directors because of her extensive leadership experience in the technology services industry.
Jeffrey Benjamin became a member of our Board of Directors in November 2016. Mr. Benjamin has 35 years of investment banking, investment management and directorial board experience. He has been a senior advisor to Cyrus Capital Partners since June 2008. He serves as Chairman of the board of A-Mark Precious Metals and as a member of the board of American Airlines. In addition, Mr. Benjamin also serves on the following private company boards: Hexion Inc., Sherwood Holdings I, Inc. (parent company of Shutterfly), Involta LLC, ImOn Communications LLC and NRG Media LLC. Mr. Benjamin served on the board of directors of Chemtura Corporation from 2012 to 2017, Caesars Entertainment Corporation from 2008 to 2017 and Exco Resources from 2007 to 2016. He holds both an M.S. in management from the Sloan School of Management at MIT and a Bachelor’s degree from Tufts University. We believe that Mr. Benjamin is qualified to serve as member of our Board of Directors because of his extensive investment management and financial services experience and because of his experience serving on the boards of multiple companies.
Aaron Sobel became a member of our Board of Directors in November 2016. Mr. Sobel is a Partner of Apollo Global Management, Inc. having joined in 2011. Mr. Sobel has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sobel was a member of the Financial Sponsors Group in the Investment Banking Division at Goldman Sachs & Co. Mr. Sobel currently serves on the board of directors of AP NMT JV Newco (Endemol Shine Group) B.V., Terrier Media Holdings, Inc. (d/b/a Cox Media Group), 25 Madison LLC and Terrier Gamut Holdings, Inc. Mr. Sobel graduated with Highest Honors from the Stephen M. Ross School of Business at the University of Michigan with a Bachelor’s degree in business administration. We believe that Mr. Sobel is qualified to serve as member of our Board of Directors because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.

Class II Directors
The term of the following three Class II directors will expire at the 2022 Annual Meeting.
Timothy Campos became a member of our Board of Directors in December 2016. Since December 2016, Mr. Campos has been the CEO of Woven—an enterprise software company applying machine learning and natural language processing to workforce productivity. Before founding Woven and from August 2010 until November 2016, Mr. Campos served as Vice President and Chief Information Officer for Facebook. Prior to Facebook, Mr. Campos was Chief Information Officer for KLA-Tencor. He has deep expertise in enterprise software development, large scale distributed systems and data services and analytics. Mr. Campos sits on the board of directors for Viavi Solutions, Inc. as well as at the Haas School of Business at the University of California at Berkeley. Mr. Campos has an MBA from both Columbia University and the University of California at Berkeley and a degree in electrical engineering and computer science also from the University of California at Berkeley. We believe that Mr. Campos is qualified to serve as member of our Board of Directors because of his extensive experience and expertise in the enterprise software and technology industry.
Dhiren Fonseca became a member of our Board of Directors in December 2016. Mr. Fonseca currently serves as the Chief Executive Officer and President of RentPath Inc., a digital marketing company, since January 2021, where he has also served on the board of directors since 2014. In addition, Mr. Fonseca has been a Partner, and is currently an Advisor, at the private equity partnership Certares, LP since December 2014 and previously served as Chief Commercial Officer for Expedia, Inc., an online travel company, from 2012 until April 2014. Prior to his role as Chief Commercial Officer, he served as Expedia’s Co-President, Partner Services Group, as Senior Vice President, Corporate Development and Strategy, and as Vice President, Corporate Development Strategy. Prior to Expedia, Mr. Fonseca was a longtime employee of Microsoft Corporation, a provider of software, services and solutions, and a member of the management team responsible for creating Expedia.com in 1996, while still part of Microsoft Corporation. Mr. Fonseca serves on the board of directors of Alaska Air Group, Diamond Resorts, Redbox and RentPath, Inc. and previously served on the board of directors of Caesars Acquisition Company and HotelTonight. We believe that Mr. Fonseca is qualified to serve as member of our Board of Directors because of his experience as a company executive and because of his experience serving on the boards of multiple companies.
Mitch Garber became a member of our Board of Directors in November 2016. Mr. Garber is currently chairman of the board of directors of Invest in Canada, the Canadian government federal agency responsible for foreign direct investment in Canada, and a director of Apollo Strategic Growth Capital. He is a co-investor and a member of the board of directors of both French fashion house Lanvin and Shutterfly Inc. He is a minority owner of the NHL Seattle Kraken hockey team controlled by David Bonderman. From 2013 until 2017, Mr. Garber was the CEO of Caesars Acquisition Company and, under his leadership, built an Israeli based mobile games business which was sold in 2016 to a Chinese consortium including Giant Interactive and Jack Ma for approximately $4.4 billion. He sits on the board and leads a number of philanthropic activities in Canada and Israel. He has a Bachelor’s degree from McGill University, a JD and honorary doctorate from the University of Ottawa and was awarded the Order of Canada in 2019. We believe that Mr. Garber is qualified to serve as a member of our Board of Directors because of his experience in building and leading businesses and because of his experience serving on the boards of multiple companies.
Class III Directors
The term of the following three Class III directors will expire at the 2023 Annual Meeting.
David Sambur is the chairman of our Board of Directors and a designee of Apollo. He became a member of our Board of Directors in November 2016. Mr. Sambur is a Co-Lead Partner of Apollo Global Management, Inc. having joined in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur currently serves on the board of directors of Sherwood Holdings I, Inc. (parent of Shutterfly), PlayAGS, Inc., Camaro Parent, LLC (parent of CareerBuilder), Aspen Holdco, LLC (parent of Coinstar, LLC), Constellation Club Holdings, Inc. (parent of

ClubCorp), Dakota Holdings, Inc. (parent of Diamond Resorts International, Inc.), EcoATM Parent, LLC, Gamenet Group S.p.A, Redwood Holdco, LLC (parent of Redbox Automated Retail LLC), Terrier Media Holdings, Inc. (d/b/a Cox Media Group) and Terrier Gamut Holdings, Inc. Mr. Sambur also served on the boards of Caesars Entertainment Corporation from November 2010 to April 2019, Hexion Holdings LLC from 2010 to 2016, MPM Holdings Inc. from 2014 to 2016 and Verso Corporation from 2008 to 2016. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a Bachelor’s degree in economics. We believe that Mr. Sambur is qualified to serve as member of our Board of Directors because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.
Kevin Jones has served as a Director and our Chief Executive Officer since April 2019. Prior to joining the Company, Mr. Jones served as Chief Executive Officer since October 2017 and Director since 2018 of MV Transportation, Inc., a passenger transportation contracting service. Mr. Jones served as Senior Vice President and General Manager of Americas at DXC Technology Company, a multinational end-to-end IT services and solutions company, from April 2017 until October 2017. He served as Senior Vice President and General Manager at Hewlett Packard Enterprise Company (“HPE”) from August 2014 until March 2017. He served as the Chief Customer and Sales Officer for Dell Services at Dell Inc. from 2011 until 2014, where he led go-to-market functions for applications, business process outsourcing, infrastructure services and cloud computing businesses. Before joining Dell, he spent 21 years at Hewlett Packard and Electronic Data Systems, where he held executive positions in both Europe and Asia. He has served as Executive Sponsor of three employee resource groups at HPE: the Black Employee Network, Young Employee Network and PRIDE. He also serves as a member of the board of directors for Herbalife Nutrition, Inc. since March 2021, the North Texas Food Bank, the World Affairs Council of Dallas and Tech Titans. Mr. Jones holds a Bachelor’s degree from James Madison University and is a Certified Management Accountant. We believe Mr. Jones is qualified to serve as a member of our Board of Directors because of his experience building and leading our business, his insight into corporate matters as our Chief Executive Officer and his extensive leadership experience in the technology industry.
Brian St. Jean became a member of our Board of Directors in November 2017 and is a designee of ABRY. Mr. St. Jean is a Partner at ABRY Partners II, LLC having joined in 2005. Mr. St. Jean has experience in financing, analyzing, investing in and/or advising public and private companies and his areas of focus have included data centers, software, cybersecurity, business services and human capital management. He has also served, and is currently serving, on the Board of Directors of several private companies. Prior to joining ABRY, Mr. St. Jean was a manager in PricewaterhouseCoopers’ mergers and acquisitions group focusing on the entertainment, media and telecommunications industries. He is a graduate of the University of Rhode Island with high distinction and received a Bachelor’s degree in Business Administration. We believe that Mr. St. Jean is qualified to serve as member of our Board of Directors because of his extensive financial services experience and because of his experience serving on the boards of multiple companies.
Required Vote
Class I directors will be elected by a plurality of the votes cast at the Annual Meeting (meaning that the three director nominees who receive the highest number of shares voted “FOR” their election are elected as Class I Directors). Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares over the election of directors.
CORPORATE GOVERNANCE
Controlled Company
Our Common Stock is listed on Nasdaq Global Select Market (“Nasdaq”). As the Apollo Funds control more than 50% of our combined voting power, we are a “controlled company” for purposes of Nasdaq’s rules and corporate governance standards. As a “controlled company,” we are permitted to, and we intend to continue to, elect not to comply with certain corporate governance requirements, including (1) those that would otherwise require our Board of Directors to have a majority of independent directors, (2) those that would require that we establish a compensation committee composed entirely of independent directors and (3) those that would require we have a nominating and corporate governance committee comprised entirely of independent directors or otherwise ensure that the nominees for directors are determined or recommended to our Board of Directors by the independent members of our Board of Directors pursuant to a formal resolution addressing the nominations process and such related matters as may be required under the federal securities laws.
If at any time we cease to be a “controlled company” under the Nasdaq rules, the Board of Directors will take all action necessary to comply with the applicable Nasdaq rules, including appointing a majority of independent directors to the Board of Directors and ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are comprised entirely of independent directors, subject to a permitted “phase-in” period.
Director Independence
We have availed ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from certain requirements, including that we have a majority of independent directors on our Board of Directors (see “Corporate Governance—Controlled Company”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. The following persons will not be considered independent for purposes of board or committee membership:
(A)a director who is, or at any time during the past three years was, employed by the Company;
(B)a director who accepted or who has a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)compensation for board or board committee service;
(ii)compensation paid to a family member who is an employee (other than an executive officer) of the Company; or
(iii)benefits under a tax-qualified retirement plan, or non-discretionary compensation.
(C)a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(D)a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:
(i)payments arising solely from investments in the Company's securities; or
(ii)payments under non-discretionary charitable contribution matching programs.
(E)director of the Company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or
(F)a director who is, or has a family member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

In addition, in order to be considered independent for purposes of serving on the Company's Audit Committee, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee:
(i)Accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary of the Company, other than any fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service; or
(ii)Be an "affiliated person" of the Company or any subsidiary of the Company, as such term is defined by the SEC.
The listing standards of Nasdaq and the rules of the SEC require the members of a company’s Audit Committee to be independent. As a “controlled company,” the majority of our Board of Directors is not required to be independent.
The Board of Directors has determined that Ms. Arthur, Messrs. Benjamin, Campos, Fonseca and Garber are our independent directors, as such term is defined by the applicable rules and regulations of the SEC and Nasdaq, and three of the foregoing individuals, Ms. Arthur, Messrs. Benjamin and Fonseca, comprise the Company’s Audit Committee.
Board of Directors Leadership Structure and Board’s Role in Risk Oversight
The Board of Directors has an oversight role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Audit Committee of the Board of Directors oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors will be regularly informed through committee reports about such risks.
The Chairman of our Board of Directors and our Chief Executive Officer are currently separate. Our Board of Directors does not currently have a policy as to whether the role of Chairman of our Board of Directors and the Chief Executive Officer should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. At any time the Company is not availing itself of the “controlled company” exceptions under the Nasdaq rules, in order to maintain the independent integrity of the Board, if the Chairman is not an independent director, the Board shall appoint a lead director who must be independent.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
The composition of the Board of Directors, the tenure of the directors with the Company, the overall experience of the directors and the experience that the directors have had with the Chairman and the executive management team permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current Board of Directors leadership structure is serving the Company well at this time.
Board of Directors Meetings and Committees
In fiscal 2020, the Board of Directors held six (6) Board meetings and six (6) Committee meetings. Eight (8) of our directors attended 100% of the meetings of the Board of Directors and 100% of the Committee meetings on which they served and two of our directors attended 83% of the meetings of the Board of Directors and 100% of the Committee meetings on which they served.
The Board of Directors has four committees:
•Audit;
•Compensation;
•Nominating and Corporate Governance; and
•Executive
The Audit, Compensation, Nominating and Corporate Governance and Executive committees operate under written charters which are available at the Company’s website at https://ir.rackspace.com by clicking on “Corporate Governance,” “Documents & Charters,” and then the name of the respective committee. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Susan Arthur	✓
Jeffrey Benjamin	C
Dhiren Fonseca	✓
Mitch Garber		✓		✓
Kevin M. Jones			✓
David Sambur		C	C	C
Aaron Sobel		✓	✓	✓
C = Chairperson
Audit Committee
In fiscal 2020,the Audit Committee held a total of four (4) meetings. Our current Audit Committee members are Mr. Benjamin (Chair), Ms. Arthur and Mr. Fonseca. Our Board of Directors has determined that Mr. Benjamin qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Benjamin, Ms. Arthur and Mr. Fonseca are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the Nasdaq listing standards. The principal duties and responsibilities of our Audit Committee are as follows:
•to prepare the annual Audit Committee report to be included in our annual proxy statement;
•to oversee and monitor our accounting and financial reporting processes;
•to oversee and monitor the integrity of our financial statements and internal control system;
•to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;
•to oversee and monitor the performance, appointment and retention of our internal audit department;
•to discuss, oversee and monitor policies with respect to risk assessment and risk management; and

•to oversee and monitor our compliance with legal and regulatory matters.
The Audit Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
Compensation Committee
The Compensation Committee held one meeting in 2020. Our Compensation Committee consists of Messrs. Sambur (Chair), and Sobel, and until his resignation in December 2020, Mr. Darren Glatt. Mr. Garber was appointed as an interim member of the Compensation Committee on December 23, 2020 to serve until the vacancy is filled. The principal duties and responsibilities of the Compensation Committee are as follows:
•to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and programs;
•to review and approve the compensation of our chief executive officer, other executive officers and key employees, including all material benefits, option or stock award grants and perquisites and all material employment agreements;
•to review and make recommendations to the board of directors with respect to our incentive compensation plans, equity-based compensation plans and pension plans;
•to administer incentive compensation and equity-related plans and pension plans;
•to review and make recommendations to the board of directors with respect to the financial and other performance targets that must be met; and
•to prepare an annual compensation committee report and take such other actions as are necessary and consistent with the governing law and our organizational documents.
The Compensation Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
Prior to our IPO, the Executive Committee had responsibility for duties and responsibilities of the Compensation Committee described above. We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Compensation Committee comprised entirely of independent directors.
Nominating and Corporate Governance Committee
Our Board of Directors established a Nominating and Corporate Governance Committee in connection with our IPO. The Nominating and Corporate Governance Committee held one meeting in 2020. Our Nominating and Corporate Governance Committee consists of Messrs. Sambur (Chair), Garber and Sobel. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•to identify candidates qualified to become directors of the Company, consistent with criteria approved by our board of directors;
•to recommend to our board of directors nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the board;
•to recommend to our board of directors candidates to fill vacancies and newly created directorships on the board of directors;
•to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•to set and review the compensation of the non-executive members of the board of directors;
•to develop and recommend to our Board of Directors guidelines setting forth corporate governance principles applicable to the Company; and
•to oversee the evaluation of our Board of Directors.
The Nominating and Corporate Governance Committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.
We have elected to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a Nominating and Corporate Governance Committee comprised entirely of independent directors.
Executive Committee
Our Executive Committee consists of Messrs. Sambur (Chair), Jones, and Sobel. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers of the board of directors when the board of directors is not in session. The Executive Committee serves at the pleasure of our Board of Directors.
Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee during 2020 included Messrs. Sambur (Chair), Sobel, until his resignation in December 2020, Mr. Glatt, and Mr. Garber (on an interim basis). None of the members of the Compensation Committee in 2020 were, at any time during 2020 or at any other time, an officer or employee of the Company.
None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2020.
Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.
Identifying and Evaluating Candidates for the Board of Directors
In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:
(a)Background. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company.
(b)Simultaneous Service. No director should serve on more than three other public company boards. No member of the Audit Committee should serve on more than two other public company audit committees. No director who is the Chief Executive Officer or executive officer of another public company should serve on more than two other public company boards, aside from the board of his/her own company. Directors should advise the Chairman of the Board and the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or audit committee.

(c)Financial Literacy. Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.
(d)Character. Directors should be persons of good character and thus should possess all of the following personal characteristics:
•Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;
•Accountability: Directors should be willing to be accountable for their decisions as directors;
•Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;
•Responsibility: Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;
•High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others;
•Commitment and Enthusiasm: Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and
•Courage: Directors should possess the courage to express views openly, even in the face of opposition.
(e)Expectations. Each Director will be expected to:
•dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;
•comply with the duties and responsibilities set forth herein and in the Bylaws of the Company;
•comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and
•adhere to the Company’s code of conduct, including, but not limited to, the policies on conflicts of interest expressed therein and any other Company policies that apply to Directors.
Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;
•A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;

•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and
•Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.
Each such recommendation must be sent to the Corporate Secretary of the Company at Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218 and must be received within the time indicated as set forth in “Stockholder Proposals” on page 68. The Nominating and Corporate Governance Committee will evaluate stockholder recommended director candidates in the same manner as it evaluates director candidates identified by other means.
Code of Conduct and Corporate Governance Guidelines
Our Board of Directors has adopted a code of conduct that applies to all of our directors, officers and employees and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.rackspace.com. The code of conduct is available on our website.
We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. These guidelines are available for viewing on our website at https://ir.rackspace.com. We will also provide the Corporate Governance Guidelines, free of charge, to stockholders who request them. Such requests should be directed to our Corporate Secretary at Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.
Executive Sessions of Non-Management Directors
The non-management directors of the Company meet in executive sessions without management on a regular basis.
Apollo Approval of Certain Matters and Rights to Nominate Certain Directors
As long as funds affiliated with or managed by Apollo beneficially own a majority of our outstanding Common Stock, Apollo will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”
Compensation Risk Assessment
We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team oriented, rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.
Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), c/o Corporate Secretary and Chief Legal Officer, Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218. The Company also maintains an ethics hotline where any suspected violation of our code of business conduct and ethics can be reported confidentially. More information about the hotline can be found at https://ir.rackspace.com. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all of our directors to attend each Annual Meeting of Stockholders.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.

Name	Age	Position
Kevin Jones	52	Director & Chief Executive Officer
Amar Maletira	51	President and Chief Financial Officer
Subroto Mukerji	60	Executive Vice President & Chief Operating Officer
Holly Windham	55	Executive Vice President, Chief Legal and People Officer & Corporate Secretary
Sandeep Bhargava	48	Managing Director, Asia Pacific and Japan
Martin Blackburn	53	Managing Director, EMEA
Zarina Lam Stanford	62	Chief Communications and Marketing Officer
John McCabe	58	Executive Vice President - Americas GTM
Tolga Tarhan	38	Chief Technology Officer
Thomas Wolf	37	Senior Vice President, Global Sales Strategy & Operations
Neil Emerson	62	Chief Relationship Officer
Kevin Jones. For the biography of Kevin Jones, please see “The Board of Directors—Class III Directors.”
Amar Maletira joined Rackspace in November 2020 as President and Chief Financial Officer. Prior to joining Rackspace, Mr. Maletira served as Executive Vice President and Chief Financial Officer of Viavi Solutions (formerly known as JDS Uniphase) since September 2015. Prior to that, Mr. Maletira spent over 13 years with Hewlett Packard as Vice President and CFO – Americas Enterprise Services from June 2014 to September 2015, Vice President of Finance & Global Head of FP&A for Enterprise Services from October 2012 to June 2014, and various other roles in finance and investor relations. From 1997 to 2000, he served as Vice President and Chief Operating Officer at DPP Inc. Mr. Maletira holds an MBA in finance and corporate strategy from the University of Michigan’s Stephen M. Ross School of Business and earned his undergraduate degree in engineering, electronics and communication from Gote Institute of Technology at Karnatak University in India.
Subroto Mukerji has served as our Executive Vice President and Chief Operating Officer since July 2019. From April 2017 until he joined the Company, Mr. Mukerji served as Vice President and General Manager at DXC Technology Company. Prior to that, he held a number of global leadership roles including Vice President and General Manager at HPE from January 2015 to March 2017 and Vice President at Hewlett Packard from 2006 to 2014. Mr. Mukerji earned his Master of Management Studies in 1982 from Birla Institute of Technology and Science in Pilani Rajasthan, India.
Holly Windham has served as our Executive Vice President, Chief Legal Officer, Chief Ethics and Compliance Officer and Corporate Secretary since April 2017 and Chief People Officer since October 2019. Before joining the Company, from September 2016 to March 2017, Ms. Windham worked for Axiom Global, where she led a team to help Google Cloud develop its offerings. From September 1997 to October 2015, Ms. Windham served in a number of different legal roles at Hewlett Packard, including Deputy General Counsel leading legal support for several Hewlett Packard businesses, including its cloud and software units. She began her legal career with Gibson Dunn & Crutcher in 1991, based out of its Dallas office but with extended assignments in New York City and Honolulu, working closely with client companies on their financial reorganizations. She graduated summa cum laude with a Bachelor’s degree in sociology from Southwestern Oklahoma State University and a JD from Pepperdine University School of Law. In addition, Ms. Windham serves as the chair of the board of directors of the Internet Association.
Sandeep Bhargava has served as our Managing Director, Asia Pacific and Japan since September 2019. Mr. Bhargava served as General Manager, Healthcare and Lifesciences business, ASEAN at DXC Technology from December 2017 to April 2018, and as Managing Director from April 2017 to November 2017. Mr. Bhargava’s tenure with Hewlett Packard included roles as Director, Graphics Solutions Business, Asia Pacific Japan since June 2018, General Manager, Enterprise Services, South East Asia, Taiwan from February 2015 to March 2017, Senior Director, Infrastructure Outsourcing, Asia from October 2010 to January 2015, and various management positions from November 2003 to November 2009. Mr. Bhargava holds an MBA in marketing and marketing management from the Indian Institute of Management and earned a degree in electronics and communication from the Delhi College of Engineering.
Martin Blackburn has served as our Managing Director, EMEA since January 2020. From December 2016 until he joined the Company, Mr. Blackburn served as an Operating Partner of Marlin Equity Partners. Mr. Blackburn brings expertise in outsourcing, service delivery and business transformation through his experience as General Manager of Global Technology Services, UKI with IBM from February 2011 to January 2017, Chief Operating Officer Europe with Hewlett Packard / Electronic Data Systems from January 2008 to February 2011, and Chief Executive Officer, Global Outsourcing Services with Logica from March 1997 to January 2008. In addition, Mr. Blackburn serves as Non-Executive Chairman on the board of Innovation Group Western Europe and as Non-Executive Director on the board of sales-i.
Zarina Lam Stanford has served as our Chief Communications and Marketing Officer (CMO) since September 2020. Prior to joining Rackspace, Ms. Stanford was the CMO of Syniti from January 2019 to September 2020. Prior to joining Syniti, Ms. Stanford was the CMO and Head of Marketing at SAP for the Asia Pacific and Japan from October 2015 to September 2018. Before joining SAP, Ms. Stanford had a 17-year long career at IBM in various sales and marketing executive leadership positions, including VP of Marketing for IBM APAC based in Singapore from May 2011 until September 2015. Ms. Stanford received a Bachelor’s degree from the University of North Texas and an MBA from Southern Methodist University. She is also a graduate of the Asian Advanced Leadership Program at Stanford University.
John McCabe has served as our Executive Vice President - Americas GTM since March 2021 and served as our Chief Relationship Officer since November 2020. Prior to joining the Company, Mr. McCabe was at NTT Data Services, where he was Senior Vice President of Corporate Development since February 2019. In this role, Mr. McCabe also led NTT Data’s business in Canada as a country manager focused on growth. Before joining NTT Data, Mr. McCabe worked at DXC Technology as the GM and VP, Americas public sector from March 2018, and VP and Chief Revenue Officer for DXC’s Health and Life Sciences and Canadian Public Sector Segments from April 2017. Mr. McCabe has also held executive positions at HPE Enterprise Services from January 2008 to March 2017. He received his Bachelor of Business Administration degree in marketing communications from Iona College in New Rochelle, New York.
Tolga Tarhan was promoted in June 2020 to our Chief Technology Officer after having served as our Senior Vice President & General Manager, AWS Services since November 2019, when we acquired Onica. A software engineer and entrepreneur by trade, Mr. Tarhan has over twenty years of successive experience in executive roles including as Chief Technology Officer at Onica from December 2017 until November 2019, Chief Executive Officer of Sturdy Networks, LLC from January 2013 to December 2017, Chief Executive Officer at NetBrains, Inc. from September 2009 to December 2017 and Vice President of Technology at DelTel, Inc. from October 2002 to September 2009. Mr. Tarhan holds an MBA in business administration and management from the George L. Graziadio School of Business and Management at Pepperdine University.
Thomas Wolf has served as our Senior Vice President, Global Sales Strategy and Operations since December 2019. From January 2017 until joining the Company, Mr. Wolf held a number of positions at Trintech, including Vice President of Global Strategic Operations where he led sales operations and enablement and strategy, and Vice President of Sales Operations. Mr. Wolf spent the majority of his career at CSC where he served as Director, Global Sales Operations from July 2014 to January 2017, and in sales and operations management positions from June 2007 to June 2014. Prior to joining CSC, he worked in various consulting positions across Italy and Austria. Mr. Wolf received his Master of Social and Economic Sciences from Vienna University of Economics and Business Administration.
Neil Emerson has served as our Chief Relationship Officer since February 2021. Prior to joining the Company, Mr. Emerson was at Diebold Nixdorf, where he was Senior Vice President and Managing Director Banking, EurAsia since May 2018 and Senior Vice President and Managing Director, APAC since February 2014. In these roles Mr. Emerson spearheaded growth in the emerging markets in the Middle East, Eastern Europe and Asia. Before joining Diebold Nixdorf, Mr. Emerson worked at TMF Group as the CEO, Asia Pacific from April 2012 to February 2014. Mr. Emerson has also held executive positions at HPE Enterprise Services from April 2008 to April 2012. He received his Diploma of Electronic Engineering from Monash University in Melbourne, Australia.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes the Company’s material executive compensation policies and practices, as well as the compensation decisions made by committees of our Board of Directors and the factors that were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”)1. Our NEOs for 2020 are:
•Kevin Jones, Chief Executive Officer (“CEO”);
•Amar Maletira, President and Chief Financial Officer;
•Dustin Semach, former Executive Vice President and Chief Financial Officer through December 1, 2020;
•Holly Windham, Executive Vice President, Chief Legal and People Officer & Corporate Secretary;
•Martin Blackburn, Managing Director EMEA;
•Steve Mills, former Senior Vice President and General Manager Americas Region through February 15, 2021; and
•Matt Stoyka, former Chief Solutions Officer through November 13, 2020.
In connection with our initial public offering of shares of common stock in August 2020 (“IPO”), the compensation committee of our Board of Directors (the “Compensation Committee”) became responsible for making decisions with respect to executive compensation. Prior to our IPO, our executive compensation program was overseen by the Executive Committee of our Board of Directors (the “Executive Committee”).
This Compensation Discussion and Analysis describes decisions made by the Executive Committee with respect to our executive compensation programs prior to our IPO and by the Compensation Committee after the IPO. The members of the Executive Committee prior to the IPO were David Sambur and Aaron Sobel. The members of the Compensation Committee currently are David Sambur, Aaron Sobel and Mitch Garber.
All of the information in this Compensation Discussion and Analysis indicates a twelve-for-one stock split that was effected on July 20, 2020.
Executive Compensation Program
Compensation Philosophy and Objectives
The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:
•Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance and are focused on producing sustainable long-term growth.
•Attract, Promote, and Retain a Talented Management Team. We compete for talent with other companies of similar size in our market. In order to attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.
•Align Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of our stockholders and to encourage
1 Our NEOs are determined under technical SEC disclosure rules and takes into account one time non-recurring payments, such as those for new hires and separation payments, and is not strictly indicative of the relative recurring total direct compensation paid to our executive officers.

the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.
Our executive compensation program has three key elements, which are designed to give effect to our guiding principles: base salary, annual cash incentive compensation, and long-term equity compensation. We balance our executive compensation program toward equity compensation in order to provide for direct ownership in the business, to align the interests of executives with our stockholders, and to promote a focus on long-term business success. We also ensure that the base salary and target annual cash incentive level of each NEO is competitive in order to appropriately retain and reward the NEOs for their ongoing service and achievements.
We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Our Compensation Committee will periodically evaluate our compensation program to determine whether it should be adjusted to achieve the principles of the program and to take into account our status as a new publicly-traded company. In addition, now that we are a public company, the Compensation Committee will consider the results of stockholder advisory votes on executive compensation and disclose how that consideration affects our compensation decisions and policies.
Process for Determining Executive Officer Compensation
Role of Compensation Committee
Our Compensation Committee is responsible for the compensation of our executive officers and for incentive and equity compensation. The responsibilities of the Compensation Committee include, among other things:
(i)reviewing and making recommendations to our Board of Directors with respect to the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate our executives;
(ii)reviewing and making recommendations to our Board of Directors with respect to the executive compensation philosophy, policies and programs that in the Compensation Committee’s judgment support the Company’s overall business strategy; and
(iii)on an annual basis, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and the other executive officers in light of those goals and objectives and determining and approving CEO and executive officer compensation based on this evaluation.
In evaluating, determining and approving the long-term incentive component of CEO and executive officer compensation, the Compensation Committee may consider, among such other factors as it may deem relevant, the Company’s performance, stockholder returns, the value of similar incentive awards to executive officers at comparable companies, the value of similar awards given to other executive officers of the Company, the results of the most recent stockholder advisory vote on executive compensation, and the awards given to the executive officer in past years.
Neither the CEO nor any executive officer may be present during voting or deliberations relating to his or her compensation. The Compensation Committee is also responsible for reviewing and making recommendations to our Board of Directors with respect to the Company’s incentive and equity-based compensation plans, administering those plans, setting performance targets, and granting awards to executives. In addition, the Compensation Committee reviews and discusses, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk.
Role of CEO in the Compensation Process
In making determinations with respect to executive compensation for executive officers, the Compensation Committee considers input from our CEO. Our CEO provides insight on specific decisions and recommendations related to the compensation of the executive officers other than himself. The Compensation Committee believes that the input of our CEO with respect to the assessment of individual performance, succession planning and retention is a key component of the process.
Role of Independent Compensation Consultant
The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its responsibilities.
The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”), a compensation consulting firm, as its independent external advisor to assist it in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs.
In selecting Meridian, the Compensation Committee reviewed Meridian’s independence, including the factors prescribed by the SEC, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Compensation Committee.
In connection with our IPO, we engaged Meridian to perform an analysis of our executive compensation programs and to provide recommendations with respect to any changes that should be made to our executive compensation programs following our IPO. Meridian was engaged by the Company and not by our Executive Committee or our Compensation Committee.
Role of External Market Data
The Compensation Committee considers a number of factors in determining compensation for each of our executive officers. These factors include, but are not limited to, position-specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the market median (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:
•specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;
•the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and
•the retention of key executives we believe are critical to our success.
Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.
Peer Group
The Compensation Committee, with the assistance of Meridian, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies in making compensation decisions, it is not the sole factor in the decision-making process. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected
•Similar or related industry sector
•Generally between one-third and 3x the Company’s revenue

How Peer Group Data is Utilized
•As an input in determining base salaries, annual incentive targets and long-term incentive awards
•As an input in the design of compensation plans
•To validate whether our executive compensation program is aligned with Company performance
•To benchmark the form and mix of equity awards granted to our employees
The Compensation Committee will review the peer group periodically to determine whether any significant changes to business conditions affecting us or any of our peers would warrant any changes to the peer group. The peer group utilized for fiscal year 2020 was:

ACI Worldwide, Inc.	Endurance Int’l Group Hldgs Inc.	PTC Inc.
Akamai Technologies, Inc.	EPAM Systems, Inc.	ServiceNow, Inc.
Amdocs Limited	J2 Global, Inc.	Splunk Inc.
ANSYS, Inc.	NetApp, Inc.	Synopsys, Inc.
Autodesk, Inc.	Nuance Communications, Inc.	Teradata Corporation
Cadence Design Systems, Inc.	Palo Alto Networks, Inc.	VeriSign, Inc.
Citrix Systems, Inc.	Pegasystems Inc.	Virtusa Corporation

Elements of Executive Compensation
The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant portion of our NEOs’ total direct compensation is performance-based and at risk. The Company also provides various benefit and retirement programs. The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element and the reason for inclusion in the executive compensation program.

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	•To attract and retain top talent with the experience, skills and abilities critical to our long-term success
•To reward sustained success in meeting or exceeding key corporate business objectives through merit increases
Annual Cash Incentive Compensation	Variable, cash payment, taking into account annual financial and individual performance	•To drive Company and individual performance against key strategic goals that are aligned with the interests of our stockholders
Long-Term Equity Incentives	Variable, equity-based compensation to promote achievement of longer-term performance objectives	•To create multi-year performance and retention incentives, and to align executive interests with those of our stockholders
•Typically with multi-year vesting periods
Employee Benefits and Limited Perquisites	Includes medical, dental, and disability plans, as well as relocation programs and limited perquisites	•To promote health, wellness and well-being of our executives
Retirement Programs	Includes both retirement savings plan and deferred compensation plan, as applicable.	•To provide for basic retirement for our executives
Our executive compensation program also provides for cash severance payments and benefits tied to provisions within most NEO employment agreement and accelerated vesting of equity awards in the event of certain terminations of employment, including, in certain cases, following a change in control. See “Potential Payments Upon Termination or Change in Control” below.
The following discussion provides further details on our executive compensation program.
Base Salaries
Each NEO is party to an employment agreement that provides for an initial annual base salary. The Compensation Committee reviews base salary levels on an annual basis to determine whether the base salary level is appropriate or in need of adjustment. Base salary levels are determined taking into consideration all elements of compensation as a whole, and based on job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market base salaries for similar positions.

In 2020, base salary increases were approved for Mr. Semach and Ms. Windham based upon a review of the NEO’s performance, their respective contributions to our IPO process, and the other factors described above. Also, in 2020, base salary increases were approved for Mr. Mills and Mr. Stoyka in connection with their respective promotions.
The following table sets forth the base salaries for our NEOs as of December 31, 2020 (or their earlier termination date):

Executive	Base Salary(1)
Kevin Jones
CEO	$825,000
Amar Maletira
President and CFO	$750,000
Dustin Semach(2)
Former Executive Vice President and CFO	$750,000
Holly Windham
Executive Vice President, Chief Legal and People Officer & Corporate Secretary	$487,500
Martin Blackburn
Managing Director, EMEA	$590,608
Steve Mills(3)
Former Senior Vice President and General Manager - Americas	$400,000
Matt Stoyka(4)
Former Chief Solutions Officer	$410,000
(1)    On the basis of the Committee review (along with the other independent members of the Board of Directors in the case of Mr. Jones) in March 2021, increases in base salary were approved for Mr. Jones and Ms. Windham such that on April 1, 2021 the base salaries will be $900,000 and $560,000, respectively. Amounts for Mr. Blackburn have been converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2020.
(2)    Mr. Semach terminated employment with us on December 1, 2020.
(3)    Mr. Mills terminated employment with us on February 15, 2021.
(4)    Mr. Stoyka terminated employment with us on November 13, 2020.
Annual Cash Incentive Compensation
The second component of executive officer compensation is an annual bonus, which for 2020 took into account individual and Company performance, as well as the successful completion of our IPO. For financial performance, the Committee considered performance measures, Adjusted EBITDA weighted at 70% and revenue weighted at 30%. The target annual cash bonus as a percentage of base salary was initially specified in each NEO’s employment agreement and may be adjusted by the Compensation Committee to reflect such factors as job performance and responsibilities, experience, value to the Company, relative internal pay positioning, and competitive market factors.

For 2020, the annual target bonus opportunities for our NEOs were as follows:

Executive	Percentage of Base Salary
Kevin Jones
CEO	150%
Amar Maletira
President and CFO	100%
Dustin Semach(1)
Former Executive Vice President and CFO	100%
Holly Windham
Executive Vice President, Chief Legal and People Officer & Corporate Secretary	75%
Martin Blackburn
Managing Director, EMEA	70%
Steve Mills(2)
Former Senior Vice President and General Manager - Americas	70%
Matt Stoyka(3)
Former Chief Solutions Officer	75%
(1)    Mr. Semach terminated employment with us on December 1, 2020.
(2)    Mr. Mills terminated employment with us on February 15, 2021.
(3)    Mr. Stoyka terminated employment with us on November 13, 2020.
Non-GAAP Measures
For purposes of the 2020 annual cash bonus, Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges related to the settlement of our predecessor company’s equity plan, transaction-related costs and adjustments, restructuring and transformation charges, management fees, certain other non-operating, non-recurring or non-core gains and losses, the impact of changes in foreign exchange rates, and presented under prior accounting standards for revenue and lease accounting.

The following table summarizes the calculation of annual cash bonuses for fiscal year 2020 paid to each of the NEOs.

Executive	Base Salary	Bonus Target	Bonus Target	Actual Bonus Paid for Fiscal 2020
Kevin Jones CEO	$825,000	150%	$1,237,500	$977,625
Amar Maletira President and CFO	$750,000	100%	$750,000	$63,135
Dustin Semach(1) Former Executive Vice President and CFO	$750,000	100%	$750,000	$580,038
Holly Windham Executive Vice President, Chief Legal and People Officer & Corporate Secretary	$487,500	75%	$365,625	$284,424
Martin Blackburn(2) Managing Director, EMEA	$590,608	70%	$413,426	$322,145
Steve Mills(3) Former Senior Vice President and General Manager - Americas	$400,000	70%	$280,000	—
Matt Stoyka(4) Former Chief Solutions Officer	$410,000	75%	$307,500	$195,664
(1)    Mr. Semach terminated employment with us on December 1, 2020.
(2)    Amounts for Mr. Blackburn have been converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2020.
(3)    Mr. Mills terminated employment with us on February 15, 2021 and no bonus was paid to Mr. Mills.
(4)    Mr. Stoyka terminated employment with us on November 13, 2020.
Sign-On Bonuses
Our sign-on bonuses are one-time bonuses designed to attract highly talented executives to lead the transformation of the Company in a very competitive market for executive talent and are generally subject to claw-back in certain circumstances, including voluntary resignation or termination of the executive’s employment for cause.
Jones Sign-On Cash Bonus
In connection with his commencement of employment with us in April 2019, Mr. Jones received a sign-on cash bonus of $10.0 million, paid out semi-annually in four equal installments of $2.5 million over an 18-month period. Two of the installments were paid in 2019 and the remaining two installments were paid in 2020.
Maletira Sign-On Cash Bonus
In connection with his commencement of employment with us in November 2020, Mr. Maletira received a sign-on bonus of $1,000,000 which was fully paid in 2020. He is required to repay $500,000 of this bonus if either (i) his employment is terminated for cause by the Company, or (ii) he resigns his employment without good reason, in each case, prior to the six-month anniversary of the start of his employment.
Blackburn Sign-On Cash Bonus
In connection with his commencement of employment with us in December 2019, Mr. Blackburn received a sign-on bonus of $190,080 in January 2020. If, prior to the first anniversary of his employment date, he resigned or was terminated by us for gross misconduct, he would be obligated to repay a pro rata portion of the sign-on bonus based on the actual length of employment.

Long-Term Equity Incentive Compensation
The Company’s long-term equity incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to assure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. Prior to the IPO and consistent with practices at many private companies in our industry, we made most equity grants to executives upon commencement of employment. Such grants were typically in the form of stock options (with a significant portion of the options being performance-based options), although we sometimes granted time-based and performance-based restricted stock units (“RSUs”). The grants issued upon commencement of employment served several purposes, including recruiting talented executives, aligning the interests of our executives with the long-term interests of our stockholders, and, in the case of performance-based awards, driving the achievement of certain long-term business goals in order to promote long-term value. Prior to our IPO, RSUs were occasionally granted to our executives for retention purposes, to recognize promotions, or to recognize extraordinary contributions by an individual.
In connection with our IPO, our Board of Directors adopted and our stockholders approved, our 2020 Equity Incentive Plan (the “2020 Incentive Plan”), pursuant to which we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, and other stock-based awards. The 2020 Incentive Plan is designed to align the interests of our management team with our stockholders. Prior to our IPO, stock-based awards were made under our Equity Incentive Plan (the “2017 Incentive Plan”). As of the consummation of our IPO, the 2017 Incentive Plan was terminated, except as it relates to outstanding awards, and any remaining shares reserved for future grants under the 2017 Incentive Plan were released.
Prior to our IPO and for our NEOs, we historically granted awards of options to acquire common stock of the Company on the terms set forth below (“MEP Options”), with a per share exercise price not less than the fair market value of a share of the Company’s common stock as of the date of the grant. One-third of each MEP Option award has a service-based option that vests in equal annual installments over a five-year period. The remaining two-thirds of each MEP Option award has a performance-based option that vests (i) 50% upon any measurement date if the Apollo Funds have achieved a multiple of their invested capital (“MOIC”) of at least 1.75 and (ii) up to 50% upon any measurement date if the Apollo Funds have achieved a MOIC of greater than 1.75 and up to 2.25, determined based on linear interpolation between such MOIC achievement levels. MOIC is determined for each measurement date by dividing (a) the total cash consideration received in respect of our common stock (including the value of our common stock held by the Apollo Funds that constitutes “marketable securities” following our IPO) on or prior to the measurement date by (b) the amount of money and the initial book value of property contributed to us by the Apollo Funds in exchange for our common stock as of such measurement date. Measurement date generally means any date upon which the Apollo Funds receive cash consideration for our common stock and each trading day when our common stock meets the “marketable securities” definition. Among other requirements, we must be eligible to file a registration statement with the SEC on Form S-3 for our common stock to meet the “marketable securities” definition. Accelerated vesting of these options may occur following a change in control of the Company or a qualifying termination of employment of the NEO as described under “Potential Payments Upon Termination or Change of Control.”
Upon his hiring, Mr. Jones received an MEP Option grant consistent with the terms above and he also received two RSU awards: the first award vests in equal annual installments over a three-year period and the second grant (the “CEO Performance RSU Grant”) vests based on the date of the Compensation Committee’s certification of the percentage of compound annual growth in EBITDA from March 31, 2019 through March 31, 2022 (“EBITDA CAGR”). The CEO Performance RSU Grant will vest on the date of determination, as follows: (i) if EBITDA CAGR is less than 5%, no portion of the CEO Performance RSU Grant will vest, (ii) if EBITDA CAGR is greater than or equal to 5% but less than 10%, the number of RSUs with an aggregate fair market value of $5.0 million will vest, (iii) if the EBITDA CAGR is greater than or equal to 10% but less than 15%, the number of RSUs with an aggregate fair market value of $10.0 million will vest and (iv) if the EBITDA CAGR is greater than or equal to 15%, the number of RSUs with an aggregate fair market value of $20.0 million will vest. The shares of our common stock delivered in respect of the vested RSUs earned by Mr. Jones pursuant to the CEO Performance RSU Grant will be issued from the shares of our common stock available for issuance under the 2020 Incentive Plan. For purposes of the CEO Performance RSU Grant, EBITDA means net income, plus interest expense, taxes, depreciation and amortization, extraordinary items and management or similar fees payable to the Apollo Funds; and net income shall be determined in accordance with generally accepted accounting principles except that gains or losses from extraordinary, unusual or non-recurring items may be excluded in the discretion of the Compensation Committee; and EBITDA is determined by the Compensation Committee and shall be calculated pro forma for acquisitions.
In connection with the hiring of Mr. Maletira, he received, as a recruiting equity grant, an award of time-based RSUs that vest as follows: one-sixth vest on the 6-month anniversary of the grant date, one-third vest on the 12-month anniversary of the grant date, one-quarter vest on the 24-month anniversary of the grant date, and one-quarter vest on the 36-month anniversary of the grant date.
In July 2019, in connection with the hiring of Mr. Semach, he received, as a recruiting grant, MEP Options. In May 2020, Mr. Semach received additional MEP Options in recognition of his contributions in connection with the IPO process, to incentivize performance and retention and further align his interests with our stockholders. In connection with the closing of our IPO and in recognition for his contributions to the IPO process, Mr. Semach received two grants of time-based RSUs. One of the IPO-related RSU grants provided for vesting as follows: one-half would vest upon grant, and the remaining would vest in two equal installments on the first and second anniversary of the grant date. The second IPO-related RSU grant was scheduled to vest in its entirety in February 2021. Mr. Semach’s employment terminated on December 1, 2020 and as such he forfeited all unvested RSUs and a portion of the unvested MEP Options. Further details regarding the severance benefits provided to Mr. Semach can be found below under “Potential Payments upon Termination or Change in Control.”
In November 2018, Ms. Windham received an RSU award that has the same vesting features as the MEP Options to incentivize her performance and retention. Further, in May 2020, Ms. Windham received a grant of MEP Options in recognition for her contributions in connection with her expanded role commencing in 2019, to incentivize performance and retention and further align her interests with our stockholders. In connection with the closing of our IPO and in recognition for her contributions to the IPO process, Ms. Windham received a grant of time-based RSUs which vested in its entirety in February 2021.
In connection with the hiring of Mr. Blackburn, he received a grant of MEP Options in January 2020.
From May 2017 through March 2020, Mr. Mills received an annual award of time-based options that vest in equal installments over a three-year period, and in June 2020 he received a grant of MEP Options in connection with his promotion. In connection with the closing of our IPO and in recognition for his contributions to the IPO process, as well as to incentivize performance and retention and further align his interests with our stockholders, Mr. Mills received a grant of time-based RSUs that was scheduled to vest in its entirety in August 2021. Mr. Mills’ employment terminated on February 15, 2021, and he forfeited all unvested RSUs, unvested time-based options and unvested MEP Options.
In May 2018, Mr. Stoyka received an annual award of time-based options that vested in equal installments over a three-year period, and in connection with his September 2019 promotion he received a grant of MEP Options. Further, in May 2020, Mr. Stoyka received an additional grant of MEP Options in connection with his March 2020 promotion, to incentivize performance and retention and further align his interests with our stockholders. Also in connection with the closing of our IPO and in recognition for his contributions to the IPO process, Mr. Stoyka received a grant of time-based RSUs which were scheduled to vest in February 2021. Mr. Stoyka’s employment terminated on November 13, 2020, and he forfeited all unvested RSUs, unvested time based options and unvested MEP Options.
In determining the size of the option awards and RSU awards granted to our NEOs, the Executive Committee and the Compensation Committee took into account various factors it deemed important, including those described above as well as each NEO’s level of responsibility within the Company and potential to improve the long-term, overall value of the business.

Our award agreements under the 2017 Incentive Plan and the 2020 Incentive Plan and/or the employment agreements with our NEOs contain non-competition (except in the case of Mr. Maletira), non-solicitation, confidentiality, and other restrictive covenants. The duration of the covenants extend for six-months to 18 months following termination of employment.
Severance Benefits
We are obligated to pay severance or other benefits to our NEOs upon certain terminations of their employment pursuant to their employment agreements. Our severance arrangements are designed to promote loyalty and to provide executives with security and reasonable compensation upon certain terminations of employment. We may also provide severance benefits to executives who voluntarily terminate their employment relationship with us to incentivize them to assist with transition related matters. Further details regarding the severance benefits provided to our NEOs can be found below under “Potential Payments upon Termination or Change in Control.”
Employment Agreements
Each of our NEOs is party to an employment agreement, which specifies the terms of the executive’s employment including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team.
Retirement Plan
Each NEO, other than Mr. Blackburn who is a resident of the United Kingdom, participates in our 401(k) plan, which is a qualified defined contribution plan available to our employees generally. New employees are automatically enrolled in our 401(k) plan at 6% of the employee’s compensation and we provide matching contributions of 33% up to the first 6% of the employee’s compensation.
Rackspace Limited operates a Group Personal Pension Plan (“the UK Pension Plan”) whereby defined monthly contributions are made into a separate fund on behalf of employees in the United Kingdom. Mr. Blackburn participates in the UK Pension Plan whereby up to 10% of his base salary is contributed.
Non-Qualified Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan (“Non-Qualified Plan”) under which our executives and certain management can participate. We do not provide a company matching contribution to the Non-Qualified Plan. In 2020, Ms. Windham was the only NEO to participate in the Non-Qualified Plan. Further details regarding the Non-Qualified Plan can be found below under “NON-QUALIFIED DEFERRED COMPENSATION PLAN.”
Employee Stock Purchase Plan
We offer an employee stock purchase plan allowing employees to purchase our common stock through payroll deductions. Employees, including our NEOs, can contribute up to 15% of their pay to purchase stock at 85% of the fair market value of the stock on the lower of the first or last day of each six-month offering period. Mr. Blackburn is currently a participant in our employee stock purchase plan.
Limited Perquisites
Our NEOs are eligible for certain executive perquisites, including relocation benefits so our NEOs can seamlessly fulfill their obligations to us and for internationally-based NEOs, car leases where it is customary to do so. These perquisites are common within our industry, are important for recruiting and retaining key talent and comprise an important component of our total compensation package.

Health and Welfare Benefits
Our NEOs participate in our health and welfare benefit plans, which are available to our employees generally. Our health and welfare benefit plans include medical insurance, dental insurance, life insurance, accidental death and dismemberment insurance, and short-term and long-term disability insurance. We provide these benefits in order to provide our workforce with a reasonable level of financial support in the event of illness or injury, to enhance productivity and job satisfaction, and to remain competitive.
Insider Trading Policy; Prohibition on Hedging
Our Board of Directors has adopted a securities trading policy concerning the handling of nonpublic information. The policy prohibits, among other things, grants of non-routine awards under our equity incentive plans during periods when our executives and certain employees may have access to material nonpublic information.
In addition, our Corporate Governance Guidelines and securities trading policy provide that directors, executive officers and other designated employees are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in market value of our equity securities that are (1) granted to the director, officer or employee as part of such director’s, officer’s or employee’s compensation or (2) held by the director, officer or employee. Our securities trading policy also prohibits directors, officers, and employees from engaging in the following activities with respect to our securities: (i) short sales, (ii) buying or selling puts, calls, options or other derivatives, and (iii) purchases of securities on margin.
Tax and Accounting Considerations

Section 162(m) of the Code
For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1.0 million paid in a taxable year to certain “covered employees,” including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.
Section 162(m) of the Code provided a transition relief period exception, pursuant to which the deduction limit under Section 162(m) of the Code does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m) of the Code, this transition relief period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which an initial public offering occurs. In December 2019, the Internal Revenue Service published proposed regulations implementing the changes to Section 162(m) of the Code made by the Tax Cuts and Jobs Act of 2017. The proposed regulations clarified that the transition relief period exception will be preserved for companies that went public on or before December 20, 2019; accordingly, we expect to remain eligible for transition relief from the deduction limitations until our stockholder meeting at which directors are elected that occurs in 2022, subject to such transition relief period ending earlier as noted above.
These tax effects are only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our overall objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where we believe it is appropriate to do so.
Section 280G of the Code
Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.
The employment agreements with Messrs. Jones, Maletira, and Mills each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax.
Risk Mitigation in Compensation Program Design
Our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Our annual incentive programs and long-term equity incentives provide an effective and appropriate balance of short-term and long-term incentives to ensure that our executive compensation program is aligned with our strategic goals without encouraging or rewarding excessive risk.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Members of the Compensation Committee:
David Sambur, Chairman
Mitch Garber (Interim)
Aaron Sobel

SUMMARY COMPENSATION TABLE
The information set forth in the following table reflects compensation paid or earned by our NEOs for fiscal years 2020 and for those officers who were also NEOs in 2019. The table reflects total compensation earned beginning in the later of fiscal year 2019 or the year an individual first became a NEO.

Executive	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and nonqualified deferred compensation earnings	All Other Compensation (4)	Total
Kevin Jones CEO	2020	$856,731	$5,977,625	—	—	—	—	$29,853	$6,864,209
	2019	$555,288	$6,031,250	$5,499,891	$16,058,005	—	—	$33,920	$28,178,354
Amar Maletira President and CFO	2020	$86,538	$1,063,135	$14,338,472	—	—	—	—	$15,488,145
Dustin Semach(5) Former Executive Vice President and CFO	2020	$577,885	$830,038	$2,999,997	$3,572,004	—	—	$72,626	$8,052,550
	2019	$205,192	—	—	$3,994,671	$162,442	—	$169,078	$4,531,383
Holly Windham Executive Vice President, Chief Legal and People Officer & Corporate Secretary	2020	$498,173	$604,424	$1,008,513	$5,953,355	—	$23,902	$2,040	$8,090,407
Martin Blackburn Managing Director, EMEA	2020	$586,822	$899,176	—	$4,639,796	$129,323	—	$13,436	$6,268,553
Steve Mills(6) Former Senior Vice President and General Manager - Americas	2020	$349,038	$200,000	$305,725	$3,126,137	$200,646	—	$1,020	$4,182,566
Matt Stoyka(7) Former Chief Solutions Officer	2020	$346,193	$295,664	$392,437	$3,572,004	$67,771	—	$424,400	$5,098,469
(1)    Amounts reflected include annual bonus payments that were earned in 2020 and 2019. For Mr. Jones, amounts reflected include a $10.0 million cash sign-on bonus per the terms of his employment agreement, which was paid semi-annually in four equal installments of $2.5 million over an 18-month period commencing on June 6, 2019. An aggregate amount of $5,000,000 was paid in each of 2020 and 2019, and each installment payment was subject to Mr. Jones not resigning without good reason prior to the date of the installment payment. Pursuant to his employment agreement, Mr. Jones’ 2019 annual bonus of $1,031,250 was to equal the target amount irrespective of performance, prorated based on his start date, but we determined not to prorate this bonus. Mr. Maletira received a sign-on bonus in the amount of $1,000,000 which was paid upon commencement of employment with us. Messrs. Semach, Blackburn, Mills and Stoyka and

Ms. Windham each received retention payments in the amounts of $250,000, $386,950, $200,000, $100,000 and $320,000, respectively. Pursuant to his employment agreement, Mr. Blackburn received a sign-on bonus in the amount of $190,081. Amounts for Mr. Blackburn have been converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2020.
(2)    Dollar amount reported reflects the aggregate fair value determined as of the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the relevant assumptions used in the calculation of these amounts. The amounts reported for these awards may not represent the amount that the NEO will actually realize from the award. Whether, and to what extent, a NEO realizes value will depend on our stock price, either applicable MOIC or EBITDA CAGR (with respect to performance awards), and, in most cases, the NEO’s continued employment. The amount for Mr. Semach includes the aggregate grant date fair value of the award of which two-thirds was forfeited upon his termination of employment and one-third of the award remains outstanding and eligible to vest upon satisfaction of the performance conditions until December 31, 2023, as provided in his separation agreement.
(3)    The amount reflected for Mr. Semach indicates payment under the annual cash incentive plan for 2019. The amount reflected for Messrs. Mills and Stoyka were paid in connection with commissions earned under our sales performance plans.
(4)    The amounts shown for “All Other Compensation” are detailed in the table below. The amounts listed for matching contributions under our 401(k) plan are immediately vested. Amounts listed as Other include the following: (i) for Mr. Jones, amounts attributed to commuting expenses which are valued at the actual cost incurred by us and (ii) for Mr. Blackburn, amounts attributed to a car allowance which are valued at the actual cost incurred by us.

Executive	401(k) Company Match	Severance	Other	Total
Kevin Jones CEO	$974	—	$28,879	$29,853
Dustin Semach Former Executive Vice President and CFO	$510	$72,116	—	$72,626
Holly Windham Executive Vice President, Chief Legal and People Officer & Corporate Secretary	$2,040	—	—	$2,040
Martin Blackburn Managing Director, EMEA	—	—	$13,436	$13,436
Steve Mills Former Senior Vice President and General Manager - Americas	$1,020	—	—	$1,020
Matt Stoyka Former Chief Solutions Officer	—	$424,400	—	$424,400
(5)    Mr. Semach terminated employment with us on December 1, 2020.
(6)    Mr. Mills terminated employment with us on February 15, 2021.
(7)    Mr. Stoyka terminated employment with us on November 13, 2020.

GRANTS OF PLAN-BASED AWARDS
The following table shows grants of plan-based awards granted to our NEOs during fiscal year 2020. All numbers have been rounded to the nearest whole dollar or share.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards		Estimated Future Payouts under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Name Type of Award	Grant Date	Target	Maximum	Threshold	Maximum
Amar Maletira
Time-Based RSUs(2)	11/23/2020	—	—	—	—	839,489	—	—	$14,338,472
Dustin Semach(10)
Time-Based MEP Options(3)	5/4/2020	—	—	—	—	—	120,000	$11.41	$1,496,004
Performance-Based MEP Options(4)	5/4/2020	—	—	120,000	240,000	—	—	$11.41	$2,076,000
Time-Based RSUs(5)	8/4/2020	—	—	—	—	142,857	—	—	$2,999,997
Holly Windham
Time-Based MEP Options(3)	5/4/2020	—	—	—	—	—	200,004	$11.41	$2,493,390
Performance-Based MEP Options(4)	5/4/2020	—	—	199,998	399,996	—	—	$11.41	$3,459,965
Time-Based RSUs(6)	9/2/2020	—	—	—	—	43,553	—	—	$901,983
Time-Based RSUs(6)	9/11/2020	—	—	—	—	5,709	—	—	$106,530
Martin Blackburn
Sales Performance Plan	—	—	$135,772	—	—	—	—	—	—
Time-Based MEP Options (3)	1/6/2020	—	—	—	—	—	219,996	$13.62	$1,704,969
Performance-Based MEP Options(4)	1/6/2020	—	—	220,002	440,004	—	—	$13.62	$2,934,827
Steve Mills(11)
Sales Performance Plan	—	—	$250,000	—	—	—	—	—	—
Time-Based Stock Options(8)	3/16/2020	—	—	—	—	—	25,680	$13.62	$187,464
Time-Based MEP Options(3)	6/29/2020	—	—	—	—	—	80,004	$11.41	$1,098,719
Performance-Based MEP Options(4)	6/29/2020	—	—	79,998	159,996	—	—	$11.41	$1,839,954
Time-Based RSUs(9)	9/11/2020	—	—	—	—	16,384	—	—	$305,725
Matt Stoyka(12)
Time-Based MEP Options(3)	5/4/2020	—	—	—	—	—	120,000	$11.41	$1,496,004
Performance-Based MEP Options(4)	5/4/2020	—	—	120,000	240,000	—	—	$11.41	$2,076,000
Time-Based RSUs(6)	9/2/2020	—	—	—	—	16,948	—	—	$350,993
Time-Based RSUs(6)	9/11/2020	—	—	—	—	2,221	—	—	$41,444
(1)    Dollar amount reported reflects the fair value on the date of grant in each case calculated in accordance with ASC Topic 718. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the relevant assumptions used to determine the valuation of our stock awards.
(2)    Represents awards granted under our 2020 Incentive Plan which vest at the rate of 16.67% on the six-month anniversary of the date of vest, 33.33% on the first anniversary of the date of grant and 25% on each of the second and third anniversaries of the date of grant, subject to continued employment.
(3)    Represents the time-based portion of MEP Options granted under our 2017 Incentive Plan which vest at a rate of 20% over five years subject to continued employment.

(4)    Represents the performance-based portion of MEP Options granted under our 2017 Incentive Plan which vest according to achievement of pre-established performance targets based on a multiple of the invested capital of Apollo Funds, subject to continued employment. The amount for Mr. Semach includes the aggregate grant date fair value of the award of which two-thirds was forfeited upon his termination of employment and one-third of the award remains outstanding and eligible to vest upon satisfaction of the performance conditions until December 31, 2023, as provided in his separation agreement.
(5)    Represents awards granted under our 2020 Incentive Plan which vested immediately at 50% and 25% over the second and third anniversaries of the date of grant, subject to continued employment.
(6)    Represents awards granted under our 2020 Incentive Plan which vested on February 5, 2021, subject to continued employment.
(7)    Amount shown represents his target bonus amount of £304,500 converted into USD at the rate of US $1.35772 per £1.00, which was the exchange rate on December 31, 2020.
(8)    Represents awards granted under our 2017 Incentive Plan which vest annually over three years, subject to continued employment.
(9)    Represents awards granted under our 2020 Incentive Plan which will vest on August 15, 2021, subject to continued employment.
(10)    Mr. Semach’s employment with us terminated on December 1, 2020.
(11)    Mr. Mills’ employment with us terminated on February 15, 2021.
(12)    Mr. Stoyka’s employment with us terminated on November 13, 2020.

EMPLOYMENT AGREEMENTS
Each of our NEOs have employment agreements with us, directly or through one of our subsidiaries providing for compensation and benefits under specified circumstances, including in connection with the termination of the NEO’s employment as described below under “Potential Payments Upon Termination or Change in Control.”
Employment Agreement with Kevin Jones
We entered into an employment agreement with Kevin Jones on March 13, 2019, pursuant to which he serves as our Chief Executive Officer and receives an annual base salary of not less than $825,000. In connection with his commencement of employment, Mr. Jones received a sign-on cash bonus of $10.0 million, paid out semi-annually in four equal installments of $2.5 million over an 18-month period, $5.0 million of which was paid in 2019 and $5.0 million of which was paid in 2020. The employment agreement also provides that Mr. Jones would be granted in 2019 the performance-based MEP Options, time-based MEP Options, time-based RSUs, and the CEO Performance RSU Grant described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.”
Mr. Jones is eligible to receive an annual cash bonus, with a target bonus amount equal to 125%, which was increased to 150% in 2020, of his annual base salary and a maximum amount equal to 200% of his annual base salary. Mr. Jones’ actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee.
Employment Agreement with Amar Maletira
On October 16, 2020, we entered into an employment agreement with Amar Maletira pursuant to which he serves as our President and Chief Financial Officer and receives an annual base salary of $750,000. Mr. Maletira is eligible to receive an annual cash bonus, with a target bonus amount equal to 100% of his annual base salary and a maximum amount equal to 200% of his annual base salary. Mr. Maletira’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. In connection with his commencement of employment, Mr. Maletira received a sign-on cash bonus of $1.0 million, all of which was paid in 2020. The employment agreement also provides that Mr. Maletira would be granted the time-based RSUs described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.” His employment agreement also provides that beginning in 2021, Mr. Maletira is to receive annual equity awards, comprised of RSUs in 2021 and at least 80% RSUs for each year thereafter, in each case having a grant date value (based on the volume weighted average market closing price per share of our common stock over the 30-

trading day period immediately preceding the grant date) of not less than $4,500,000 for the 2021 year and not less than $5,000,000 for the 2022 and 2023 years.
Employment Agreement with Dustin Semach
We entered into an employment agreement with Mr. Semach in July 2019, pursuant to which he served as our Executive Vice President and Chief Financial Officer and received a base salary of $485,000, which was increased to $550,000 in 2020. Mr. Semach was eligible for an annualized on-target bonus of 75% of annual salary, which was increased to 100% of annual salary in 2020. Mr. Semach’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. The employment agreement also provides that Mr. Semach would be granted the MEP Options described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.”
In connection with our IPO, Mr. Semach’s annual base salary was increased to $750,000 and he received an IPO-related MEP Option grant and two IPO-related RSU grants as described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.”
Mr. Semach was also party to a Retention Agreement dated May 5, 2020, pursuant to which he was eligible to receive a retention bonus of $500,000 if he remained an active employee of the Company for the 12-month period ending May 5, 2021. Mr. Semach was entitled to and did receive half of the retention bonus in November 2020.
Mr. Semach resigned as our Chief Financial Officer effective as of December 1, 2020, and to acknowledge Mr. Semach’s transition-related contributions, we entered into a Separation Agreement with him, described under “Potential Payments upon Termination or Change in Control.”
Employment Agreement with Holly Windham
We entered into an employment agreement with Holly Windham on April 17, 2017. The agreement describes, among other things, her initial base salary as SVP and General Counsel, bonus opportunities, and contemplates certain incentive awards. Ms. Windham has since been promoted to Executive Vice President, Chief Legal and People Officer and Corporate Secretary, receives an annual base salary of $487,500, and is eligible to receive an annual cash bonus, with a target bonus amount equal to 75% of her annual base salary. Ms. Windham’s actual annual bonus for a given year, if any, is determined on the basis of her and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee.
Ms. Windham was also party to a retention agreement dated February 7, 2019, pursuant to which she received a retention bonus of $320,000 by remaining an active employee from February 7, 2019 to June 30, 2020. This retention bonus was fully paid in 2020. In 2020, Ms. Windham received an MEP grant related to her expanded role, and an IPO-related RSU grant described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.”
Employment Agreement with Martin Blackburn
We entered into a service agreement with Mr. Blackburn through our subsidiary on November 1, 2019, pursuant to which he serves as our Managing Director - EMEA and receives a base salary of $590,608. Mr. Blackburn became eligible to earn an on-target bonus of 70% of his annual salary in 2020. Mr. Blackburn’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. Mr. Blackburn is also eligible for an annual sales performance bonus based on sales related objectives determined by the Company and subject to applicable commission plans. An employment offer letter dated October 30, 2019, provides that (i) Mr. Blackburn’s on-target sales performance bonus for each of 2020 and 2021 is $135,772, (ii) he received a signing bonus of $190,081 within thirty (30) days after the commencement of employment, which was paid in January 2020, and (iii) he received a retention bonus of $386,950, which was paid in February 2020. The employment offer letter also provided that Mr. Blackburn would be granted the MEP Options described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.” Mr. Blackburn is also paid a monthly stipend of $1,127 for a car lease and is eligible to participate in the UK Pension Plan, under which 10% of his base salary is contributed.
Employment Agreement with Steve Mills
We entered into an employment agreement with Steve Mills on June 1, 2020, pursuant to which he served as our Senior Vice President, General Manager, Americas and received an annual base salary of $400,000. Mr. Mills was eligible for an annualized on-target bonus of 70% of annual salary. Mr. Mills’ actual annual bonus for a given year, if any, was determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. From January 1, 2020 through June 30, 2020, Mr. Mills was eligible to earn $250,000 in annual on-target variable compensation based on sales related objectives to be determined in our reasonable discretion. In connection with his June 2020 promotion, he received a MEP Option described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.” In connection with the closing of our IPO, Mr. Mills also received the IPO-related RSU grant described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.”
Mr. Mills was also party to a retention agreement dated September 6, 2019, pursuant to which he received a retention bonus of $200,000 by remaining an active employee from October 1, 2019 to September 30, 2020. In addition, Mr. Mills was party to a project related retention agreement with us dated October 29, 2019, pursuant to which he received a bonus of $100,000 by remaining an active employee and assisting with the project until first pay date in November 2020. All amounts payable under the foregoing retention payments were paid in 2020.
Mr. Mills’ employment terminated on February 15, 2021 and all of the unvested MEP Options and RSUs were forfeited.
Employment Agreement with Matt Stoyka
Matt Stoyka was a founder of RelationEdge LLC that we acquired in May 2018 (the “RelationEdge Acquisition”). Upon completion of the RelationEdge Acquisition, (i) we entered into an employment agreement with Mr. Stoyka effective May 15, 2018 pursuant to which he became our Vice President & General Manager. Mr. Stoyka’s employment agreement was subsequently amended on August 1, 2019 to reflect his promotion to our Chief Relationship Officer, and again on March 12, 2020, to reflect his promotion to our Chief Solutions Officer and to increase his base salary to $410,000. Mr. Stoyka was eligible for an annualized on-target bonus of 75% of his annual salary. Mr. Stoyka’s actual annual bonus for a given year, if any, is determined on the basis of his and/or our attainment of objective financial and/or other subjective or objective criteria established by the Compensation Committee. In connection with his March 2020 promotion, he received a MEP Option described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.”
Mr. Stoyka was also party to a retention agreement with us dated February 7, 2019, pursuant to which he received a retention bonus of $200,000 by remaining an active employee from February 7, 2019 to June 30, 2020, which was fully paid in 2020. In addition, Mr. Stoyka received the IPO-related RSU grant described under “Long-Term Equity Incentive Compensation” and in the “Summary Compensation Table.” Mr. Stoyka’s employment terminated with us on November 13, 2020, and his unvested time-based options, MEP Options and RSUs were forfeited.
In addition, each of the employment agreements (or separation agreements as described below) with our NEOs include restrictions (i) on the NEO’s ability to solicit employees, for a period of one and one-half years with respect to Mr. Jones, one year with respect to Ms. Windham, Mr. Mills, and Mr. Blackburn, and six months with respect to Mr. Maletira following the termination of employment, (ii) on the NEO’s ability to solicit certain other business relations of ours to terminate their relationships with us, for a period of one and one-half years with respect to Mr. Jones and Mr. Maletira, and one year with respect to Ms. Windham, Mr. Mills, and Mr. Blackburn following the termination of employment, and (iii) except for Mr. Maletira, restrictions against competing with us that survive for a period of one year following termination. For Mr. Blackburn, these restriction periods will be reduced by any period he is placed on garden leave prior to his termination. Each of the employment agreements with our NEOs also includes customary confidentiality covenants.
In connection with their terminations of employment with us, Mr. Semach and Mr. Stoyka entered into separation agreements with us that provided certain payments and benefits, as well as non-compete, non-solicitation and confidentiality covenants, as described below under “Potential Payments upon Termination or Change in Control.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table shows equity awards outstanding as of December 31, 2020 for each of the NEOs. All numbers have been rounded to the nearest whole dollar or unit.

	Option Awards					Stock Awards
Name Type of Award	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Kevin Jones
Time-Based MEP Options(2)	159,996	640,008	—	$12.88	4/22/2029	—	—	—	—
Performance-Based MEP Options(3)	—	—	1,599,996	$12.88	4/22/2029	—	—	—	—
Time-Based RSUs(4)	—	—	—	—	—	284,784	$5,427,983	—	—
CEO Performance RSU Grant(5)	—	—	—	—	—	262,329	$5,000,000	—	—
Amar Maletira
Time-Based RSUs(6)	—	—	—	—	—	839,489	$16,000,660	—	—
Dustin Semach
Time-Based MEP Options(7)	39,996	—	—	$12.87	3/31/2021	—	—	—	—
Performance-Based MEP Options(3)	—	—	133,332	$12.87	12/31/2023	—	—	—	—
Performance-Based MEP Options(3)	—	—	80,000	$11.41	12/31/2023	—	—	—	—

	Option Awards					Stock Awards
Name Type of Award	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)
Holly Windham
Time-Based MEP Options(8)	96,000	24,000	—	$8.33	5/1/2027	—	—	—	—
Performance-Based MEP Options(3)	—	—	240,000	$8.33	5/1/2027	—	—	—	—
Time-Based MEP Options(9)	—	200,004	—	$11.41	5/4/2030	—	—	—	—
Performance-Based MEP Options(3)	—	—	399,996	$11.41	5/4/2030	—	—	—	—
Time-Based RSUs(10)	—	—	—	—	—	54,000	$1,029,240	—	—
Performance-Based RSUs(3)	—	—	—	—	—	—	—	90,000	$1,715,400
Time-Based RSUs(11)	—	—	—	—	—	43,553	$830,120	—	—
Time-Based RSUs(11)	—	—	—	—	—	5,709	$108,814	—	—
Martin Blackburn
Time-Based MEP Options(12)	—	219,996	—	$13.62	1/6/2030	—	—	—	—
Performance-Based MEP Options(3)	—	—	440,004	$13.62	1/6/2030	—	—	—	—
Steve Mills
Time-Based Options	30,000	—	—	$8.33	5/31/2027	—	—	—	—
Time-Based Options(13)	12,864	6,432	—	$15.54	5/31/2028	—	—	—	—
Time-Based Options(14)	9,060	18,120	—	$12.88	5/31/2029	—	—	—	—
Time-Based Options(15)	25,888	51,776	—	$12.87	9/16/2029	—	—	—	—
Time-Based Options(16)	—	25,680	—	$13.62	3/16/2030	—	—	—	—
Time-Based MEP Options(17)	—	80,004	—	$11.41	6/29/2030	—	—	—	—
Performance-Based MEP Options(3)	—	—	159,996	$11.41	6/29/2030	—	—	—	—
Time-Based RSUs(18)	—	—	—	—	—	16,384	$312,279	—	—
(1)    The market value is based on the closing price of our common stock of $19.06, as reported by the NASDAQ on December 31, 2020.

(2)    Represents stock options vesting annually over five years, with the remaining unvested portion vesting on each of April 22, 2021, April 22, 2022, April 22, 2023, and April 22, 2024.
(3)    Represents options and RSUs at the maximum amount achievable which vest according to achievement of pre-established performance targets based on a multiple of the invested capital of Apollo Funds. Mr. Semach’s employment with us terminated on December 1, 2020 at which time we entered into a separation agreement with Mr. Semach providing that one-third of his unvested performance-based MEP Option would remain outstanding and eligible to vest upon satisfaction of the performance conditions until December 31, 2023. Mr. Mills’ employment with us terminated on February 15, 2021 and any remaining performance-based MEP Options have subsequently forfeited.
(4)    Represents RSUs vesting annually over three years, with the remaining unvested portion vesting on each of April 22, 2021 and April 22, 2022.
(5)    Represents a threshold amount which will vest based on the date of the Compensation Committee’s certification of EBITDA CAGR, with such shares of common stock delivered in respect of the vested RSUs to be issued from the shares of our common stock available for issuance under the 2020 Incentive Plan. As of December 31, 2020, the CEO Performance RSU Grant was not expected to meet threshold targets. The maximum fair value of the award, assuming the highest level of performance, is $20.0 million.
(6)    Represents RSUs scheduled to vest at a rate of 16.67% on May 23, 2021, 33.33% on November 23, 2021, and 25% on each of November 23, 2022 and November 23, 2023.
(7)    Mr. Semach’s employment with us terminated on December 1, 2020. Pursuant to the terms of the time-based option, Mr. Semach has 120-days after termination in which to exercise any outstanding options which have vested prior to termination.
(8)    Represents stock options scheduled to vest on November 3, 2021.
(9)    Represents stock options vesting annually over five years on each of May 4, 2021, May 4, 2022, May 4, 2023, May 4, 2024 and May 4, 2025.
(10)    Represents RSUs vesting annually over five years, with the remaining unvested portion vesting on each of November 13, 2021, November 13, 2022, and November 13, 2023.
(11)    Represents RSUs vested on February 5, 2021.
(12)    Represents stock options vesting annually over five years, with the remaining unvested portion vesting on each of January 6, 2022, January 6, 2023, January 6, 2024, and January 6, 2025.
(13)    Represents stock options scheduled to vest on May 31, 2021 and which have subsequently forfeited due to Mr. Mills’ termination of employment with us on February 15, 2021.
(14)    Represents stock options vesting annually over three years, with the remaining unvested portion scheduled to vest on each of May 31, 2021 and May 31, 2022, which have subsequently forfeited due to Mr. Mills’ termination of employment with us on February 15, 2021.
(15)    Represents stock options vesting annually over three years, with the remaining unvested portion scheduled to vest on each of September 16, 2021 and September 16, 2022, which have subsequently forfeited due to Mr. Mills’ termination of employment with us on February 15, 2021.
(16)    Represents stock options vesting annually over three years, with the remaining unvested portion scheduled to vest on each of March 16, 2021, March 16, 2022, and March 16, 2023, which have subsequently forfeited due to Mr. Mills’ termination of employment with us on February 15, 2021.
(17)    Represents stock options vesting annually over five years, with the remaining unvested portion scheduled to vest on each of June 29, 2021, June 29, 2022, June 29, 2023, June 29, 2024 and June 29, 2025, which have subsequently forfeited due to Mr. Mills’ termination of employment with us on February 15, 2021.
(18)    Represents RSUs scheduled to vest on August 15, 2021, which have subsequently forfeited due to Mr. Mills’ termination of employment with us on February 15, 2021.
OPTIONS EXERCISED AND STOCK VESTED
The following table sets forth information regarding Stock Awards that vested during fiscal year 2020. All numbers have been rounded to the nearest whole dollar or share, where applicable.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Kevin Jones	—	—	142,392	$1,624,693
Dustin Semach	—	—	71,428	$1,499,988
Holly Windham	—	—	18,000	$296,280
Matt Stoyka	64,089	$488,125	—	—
(1)     Dollar values are calculated by multiplying the market value of our common stock on the vesting date (less the exercise price for options) by the number of shares vested or exercised and do not necessarily reflect the proceeds actually received by the NEO.

NON-QUALIFIED DEFERRED COMPENSATION
The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2020.

Name	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End
Holly Windham	$67,740	$23,902	—	$118,162
(1)    Amounts represent voluntary deferrals of salary, bonus or a combination of both salary and bonus under our Non-Qualified Deferred Compensation Plan. Contributions of deferred salary are reported as fiscal year 2020 income in the “Salary” column of the 2020 Summary Compensation Table.
Our Non-Qualified Plan permits our NEOs to elect to defer up to 80% of base salary and 100% of incentive bonus compensation on a pre-tax basis. Deferred amounts are credited to each participant’s account which is then allocated based on a select number of investment options. The value of the participant’s account is adjusted according to the performance of the investment options chosen. Distributions from the Non-Qualified Plan are payable in cash and will be paid in either in a lump sum or annual installments at a specific date prior to retirement or termination of employment, as elected in advance by the participant. A participant may elect to receive distributions and related earnings through an in-service account through a lump-sum or up to five annual installments, as elected in advance by the participant.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The employment agreements with our NEOs provide for compensation and benefits under specified circumstances in connection with the termination of the NEO’s employment:
Kevin Jones
•In the event Mr. Jones’ employment is terminated by us for cause or due to his resignation other than for good reason, Mr. Jones would be entitled to receive his accrued base salary and benefits through the effective date of termination. Mr. Jones’ accrued base salary, benefits and the remaining unpaid installments of the sign-on cash bonus are referred to as “accrued obligations.”
•In the event Mr. Jones’ employment is terminated due to his death or disability, subject to execution of an effective release, he would be entitled to receive, in addition to the accrued obligations, a prorated portion of his annual bonus for the year of termination, paid if and when annual bonuses are paid to other senior executives but no later than March 15 of the year immediately following the year of termination.
•In the event Mr. Jones’ employment is terminated without cause (including non-renewal of his employment agreement by us) or Mr. Jones resigns for good reason, subject to his execution of an effective release, Mr. Jones would be entitled to receive, in addition to the accrued obligations, continuation of his base salary for 12-months paid in accordance with our customary payroll practices, payment of an amount equal to his target bonus within 60-days following termination of employment and reimbursement for continued coverage under COBRA for up to 12-months following termination.
Amar Maletira
•In the event Mr. Maletira’s employment is terminated by us for cause or due to his resignation other than for good reason, Mr. Maletira would be entitled to receive his accrued base salary and benefits through the effective date of termination. Mr. Maletira’s accrued base salary and benefits are referred to as “accrued obligations.”
•In the event Mr. Maletira’s employment is terminated due to his death or disability, he would be entitled to receive, in addition to the accrued obligations, a prorated portion of his annual cash bonus for the year of termination, any unpaid annual cash bonus for any performance year completed on or before the termination date, and a payment for six months of applicable premium cost for continued group health coverage. In addition, subject to his execution of a release, Mr. Maletira would receive accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards.
•In the event Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, Mr. Maletira would be entitled to receive, in addition to the accrued obligations and any unpaid annual cash bonus for any performance year completed on or before the termination date, subject to his execution of a release, (i) payments over 18 months totaling 1.5 times the sum of (x) his then annual base salary plus (y) 150% of his target cash bonus, (ii) a pro-rata portion of his annual cash bonus (calculated assuming personal performance criteria had been met), (iii) 18-months of applicable premium cost for continued group health coverage, and (iv) accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards.
•If there is a “change in control” (as defined in the 2020 Incentive Plan) and within 90-days before and on or twelve months following the date of the change in control, Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, Mr. Maletira would be entitled to receive, in addition to the accrued obligations and any unpaid annual cash bonus for any performance year completed on or before the termination date, subject to his execution of a release, (i) cash severance equal to four times his then annual base salary, (ii) a pro rata portion of his annual cash bonus (calculated assuming personal performance criteria had been met), (iii) 18-months of applicable premium cost for continued group health coverage, and (iv) accelerated vesting of all then-unvested equity awards, assuming target level of performance for any performance-based equity awards. The accelerated vesting is to occur on the earlier of (a) the date of the change in control or (b) the termination date. If the accelerated vesting occurs on the date of the change of control, Mr. Maletira will also receive a payment equal to 50% of his income and payroll tax liability payable by reason of such acceleration.
•If Mr. Maletira gives notice of non-renewal of his employment agreement, he would be entitled to accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If a termination date is determined to be prior to the end of the employment period, and Mr. Maletira signs a general release, he would be entitled to receive an amount equal to his pro rata base salary through the end of the employment period.
Holly Windham
•In the event Ms. Windham’s employment is terminated by us for cause or due to her resignation other than for good reason, Ms. Windham would be entitled to receive her accrued and unpaid base salary and any payments required under applicable employee benefit plans.
•In the event Ms. Windham’s employment is terminated due to her death or disability, she would be entitled to receive accrued and unpaid base salary and bonus and any payments required under applicable employee benefit plans.
•In the event Ms. Windham’s employment is terminated by us without cause (including non-renewal of her employment agreement by us) or Ms. Windham resigns for good reason, Ms. Windham would be entitled to receive her accrued and unpaid base salary and any payments required under applicable employee benefit plans. In addition, subject to her execution of a release, she would be entitled to receive her current base salary for 24-months and a payment representing the estimated amount for six months of COBRA benefits.
•If Ms. Windham gives notice of non-renewal of her employment agreement, she would be entitled to accrued and unpaid base salary through the termination date, and any payments required under applicable employee benefit plans. If a termination date is determined to be prior to the end of the employment period, and Ms. Windham signs a general release, Ms. Windham would be entitled to receive an amount equal to her pro rata base salary through the end of the employment period.
Martin Blackburn
•Termination of Mr. Blackburn’s employment requires 12-months prior notice for termination by us and 12-weeks prior notice for termination by Mr. Blackburn. Notwithstanding such notice requirement, we may terminate Mr. Blackburn’s employment at any time by making a payment in lieu of his base salary for all or part of the notice period. We may also terminate his service agreement with immediate effect and with no liability to make any further payments to Mr. Blackburn (other than in respect of amounts accrued due at the date of termination). On termination of Mr. Blackburn’s employment for any reason, he is not entitled to any compensation for loss of any rights or benefits under any share option, bonus, or long-term incentive plan except as otherwise provided in any applicable equity grant documents. Where notice of termination is served by us, we may elect to place Mr. Blackburn on garden leave for all or part of the notice period and Mr. Blackburn would continue to receive basic salary and contractual benefits during the garden leave.
Steve Mills
•In the event Mr. Mills’ employment is terminated by us for cause, Mr. Mills would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans (other than plans which provide for severance or termination payments or benefits).
•In the event Mr. Mills’ employment is terminated due to his death or disability, he would be entitled to receive accrued and unpaid base salary and bonus and any payments required under applicable employee benefit plans.
•If Mr. Mills gives notice of non-renewal of his employment agreement, he would be entitled to accrued and unpaid base salary and any payments required under applicable employee benefit plans (other than plans which provide for severance or termination payments or benefits). If we determine a termination date that is prior to the end of the employment period, and Mr. Mills signs a general release, the Company will pay Mr. Mills an amount equal to his pro-rata annual base salary through the end of the employment period.
•In the event Mr. Mills’ employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Mills resigns for good reason, Mr. Mills would be entitled to receive his accrued and unpaid base salary and any payments required under applicable employee benefit plans (other than plans which provide for severance or termination payments or benefits). In addition, subject to his execution of a release, he would be entitled to receive (a) the greater of (i) his current base salary for 12-months or (ii) the amount that would be provided by the applicable severance guidelines and (b) other than following non-renewal of his employment agreement by us, a pro-rata bonus, which represents the unpaid pro-rata portion of the actual annual performance bonus he would otherwise be entitled to receive based on the actual level of achievement of applicable performance objectives, to be paid in a lump sum at the same time bonuses are paid to our other similarly situated employees.
The long-term equity incentive agreements provide for the following treatment upon a termination of the NEO’s employment or a change in control:
Kevin Jones
Stock Options
•Mr. Jones would be entitled to accelerated vesting of the time-based MEP Options upon a change in control (as defined in the 2017 Incentive Plan), subject to his continued employment as of such date.
•Mr. Jones would be entitled to accelerated vesting of a prorated portion of the time-based MEP Options if, prior to a change in control, he is terminated by us without cause, due to his death,

serious illness or disability or due to his resignation for good reason. If there is a change in control during the 90-days following such termination, then he would be entitled to accelerated vesting of his entire time-based MEP Options.
•If, prior to the occurrence of a change in control, Mr. Jones’ employment is terminated by us without cause, due to death, serious illness or disability or by Mr. Jones for good reason, his performance-based MEP Option would stay outstanding for 90-days and remain eligible to vest based on achievement of the applicable performance metrics during such period (subject to limited exceptions).
•Mr. Jones’ performance-based MEP Option is eligible to vest upon a change in control based on achievement of the applicable performance metrics. However, if the Apollo Funds receive non-cash consideration in connection with such change in control, then the Apollo Funds can elect to (i) treat the non-cash consideration as cash consideration (and determine its fair value) and determine the achievement of the performance metrics as of the date of the change in control, in which case the portion of the option that does not vest would forfeit, or (ii) not treat the non-cash consideration as such and permit the option to remain outstanding eligible to vest upon a future measurement date.
•With respect to his performance-based MEP Option, if, following the occurrence of a change in control in which the Apollo Funds receive non-cash consideration and do not elect to treat non-cash consideration as cash consideration for purposes of the measurement date, Mr. Jones’ employment is terminated by us without cause, due to his death, serious illness or disability or by Mr. Jones for good reason, the Apollo Funds can elect to either treat the date of termination as a measurement date and determine the fair value of non-cash consideration received in connection with the change in control in order to determine whether the applicable performance metrics had been achieved (in which case the performance-based MEP Option that does not vest would forfeit) or permit the performance-based MEP Option to remain outstanding and eligible to vest upon a future measurement date.
Time-Based RSUs
•Mr. Jones would be entitled to full accelerated vesting of his time-based RSUs upon (1) a change in control or (2) a termination of employment other than by Mr. Jones without good reason.
CEO Performance RSU Grant
•The CEO Performance RSU Grant is eligible to vest upon the following scenarios, with such shares of common stock delivered in respect of the vested RSUs to be issued from the shares of our common stock available for issuance under the 2020 Incentive Plan:
(i)subject to Mr. Jones’ continued employment or other service relationship with us through March 31, 2022, a number of RSUs will vest as of the determination date (which will be the date of the Compensation Committee’s certification of the EBITDA CAGR;
(ii)if a termination occurs after March 31, 2022, but prior to the determination date, the RSUs will remain eligible to vest as of the determination date. To the extent the RSUs do not become vested RSUs, the RSUs will terminate and become null and void as of the determination date;
(iii)if a change in control occurs prior to March 31, 2022, then, for purposes of determining the EBITDA CAGR, the EBITDA for the 12-month period ending on the last day of the calendar quarter ended immediately prior to such change in control will be used to determine the number of vested change in control RSUs. Following the occurrence of a change in control, any RSUs (other than vested change in control RSUs) will immediately be forfeited; and
(iv)except as otherwise provided, the RSUs will cease vesting as of the date of Mr. Jones’ termination with us for any reason and the portion of RSUs that are not vested RSUs will be forfeited immediately; provided, that, in the event that Mr. Jones experiences a termination for cause, all RSUs then held by Mr. Jones (whether vested or unvested) will immediately be forfeited.
Holly Windham, Martin Blackburn, and Steve Mills
Stock Options
•Each of the above NEOs would be entitled to accelerated vesting of the NEO’s time-based MEP Option upon a change in control.
•Each NEO would be entitled to accelerated vesting of a prorated portion of the respective time-based MEP Option if, prior to a change in control, the NEO is terminated by us without cause or due to the NEO’s death, serious illness or disability. If there is a change in control during the 90-days following any such termination, then the NEO would be entitled to accelerated vesting of the entire time-based MEP Option.
•If, prior to the occurrence of a change in control, the NEO’s employment is terminated by us without cause or due to death, serious illness or disability, the NEO’s performance-based MEP Option would remain outstanding for 90-days and eligible to vest based on achievement of the applicable performance metrics during such period (subject to limited exceptions).
•The NEO’s performance-based MEP Option is eligible to vest upon a change in control based on achievement of the applicable performance metrics. However, if the Apollo Funds receive non-cash consideration in connection with such change in control, then the Apollo Funds can elect to (i) treat the non-cash consideration as cash consideration (and determine its fair value) and determine the achievement of the performance metrics as of the date of the change in control, in which case the portion of the option that does not vest would forfeit, or (ii) not treat the non-cash consideration as such and permit the performance-based MEP Option to remain outstanding eligible to vest upon a future measurement date.
•With respect to each NEO’s performance-based MEP Option, if, following the occurrence of a change in control in which the Apollo Funds receive non-cash consideration and do not elect to treat non-cash consideration as cash consideration for purposes of the measurement date, the NEO’s employment is terminated by us without cause or due to the NEO’s death, serious illness or disability, the Apollo Funds can elect to either treat the date of termination as a measurement date and determine the fair value of non-cash consideration received in connection with the change in control in order to determine whether the applicable performance metrics had been achieved (in which case the portion of the performance-based MEP Option that does not vest would forfeit) or permit the performance-based MEP Option to remain outstanding and eligible to vest upon a future measurement date.
Amar Maletira and Holly Windham
RSUs
•If (i) Mr. Maletira’s employment is terminated by us without cause (including non-renewal of his employment agreement by us) or Mr. Maletira resigns for good reason, or (ii) there is a change in control (as defined in the 2020 Incentive Plan), Mr. Maletira would be entitled to accelerated vesting of his time-based RSUs.
•Ms. Windham’s 2020 time-based RSUs shall immediately vest upon a change in control (as defined in the 2020 Incentive Plan). The time-based RSUs shall cease vesting as of the date of Ms. Windham’s termination of employment for any reason.
•Ms. Windham’s 2018 time-based RSUs and performance-based RSUs have the same vesting terms as her MEP Options described above.

Under Mr. Jones’ employment agreement, “cause” means any of the following: (i) Mr. Jones’ conviction of, or plea of nolo contendere to, any felony or other crime involving either fraud or a breach of his duty of loyalty; (ii) substantial and repeated failure to perform lawful duties as reasonably directed by our Board of Directors (other than as a consequence of disability) after written notice and failure to cure within 15-days; (iii) fraud, misappropriation, embezzlement, or material misuse of funds or property belonging to us; (iv) violation of our written policies, or other willful misconduct in connection with the performance of Mr. Jones’ duties that in either case results in material injury to us, after written notice and failure to cure within 15-days; (v) breach of his employment agreement that results in material injury to us, and failure to cure such breach within 15-days after written notice; or (vi) breach of the confidentiality or non-disparagement provisions (excluding unintentional breaches that are cured within 15-days after Mr. Jones becomes aware of such breaches) or the non-competition and non-solicitation provisions of the employment agreement; provided, that any such event under sub-parts (ii), (iv), (v) or (vi) above does not constitute cause unless we provide Mr. Jones with written notice no later than 30-days following the initial occurrence of such event or omission and Mr. Jones fails to cure such event or omission within 15-days of receipt of such notice.
Under Mr. Maletira’s employment agreement, “cause” means any of the following: (a) Mr. Maletira’s indictment for, conviction of, or plea of guilty or nolo contendere to, any (A) felony, (B) misdemeanor involving moral turpitude, or (C) other crime involving either fraud or a breach of his duty of loyalty to us, or any of our customers or suppliers, (b) Mr. Maletira’s substantial and repeated failure to perform duties as reasonably directed by our Board of Directors and/or Mr. Maletira’s direct supervisor (other than as a consequence of disability) after written notice thereof and failure to cure within fifteen (15) days, (c) Mr. Maletira’s fraud, misappropriation, embezzlement, or material misuse of funds or property belonging to us, (d) Mr. Maletira’s willful violation of our written policies, or other misconduct in connection with the performance of his duties that in either case results in material injury to us, after written notice thereof and failure to cure within fifteen (15) days, to the extent curable, (e) Mr. Maletira’s breach of any of the material terms of any employment agreement, consulting agreement or other applicable agreement that results in material injury to us, and failure to cure such breach within fifteen (15) days after written notice, or (f) Mr. Maletira’s breach of the confidentiality or non-disparagement provisions (excluding unintentional breaches that are cured within fifteen (15) days after he becomes aware of such breaches, to the extent curable) or the non-competition and non-solicitation provisions to which Mr. Maletira is subject. Any act or omission of Mr. Maletira will not be the basis of a Cause termination to the extent that he (i) has relied on the advice or followed the instructions of any counsel for us or any accounting firm providing services to us, (ii) has followed the instructions or directions of our CEO and following such instructions or directions was not a violation of applicable law or his duties to us, or (iii) had a reasonable and good faith belief that such act or omission was in (or not opposed to) our best interests and not a violation of applicable law or his duties to us.
Under each of Ms. Windham’s and Mr. Mills’ employment agreement, “cause” means any of the following: (i) willful misconduct, including, without limitation, violation of sexual or other harassment policy, gross negligence, misappropriation of or material misrepresentation regarding property of ours, other than customary and de minimis use of our property for personal purposes, or failure to take reasonable and appropriate action to prevent material injury to our financial condition, business or reputation; (ii) abandonment of duties (other than by reason of disability); (iii) failure to follow our lawful directives (other than a failure resulting from incapacity due to physical or mental illness in the case of Mr. Mills), or failure to meet reasonable performance objectives following a written warning and opportunity to cure for 30-days; (iv) a felony conviction or indictment, a plea of guilty or nolo contendere, or other conduct that has or would result in material injury to our reputation, including indictment or conviction of fraud, theft, embezzlement or a crime involving moral turpitude; (v) a material breach of the employment agreement; or (vi) a significant violation of our employment and management policies.
Under Mr. Jones’ employment agreement, “good reason” means any of the following without Mr. Jones’ written consent: (i) a material reduction of duties, responsibilities or authority; (ii) Mr. Jones’ being required to work solely or substantially at a location more than 50 miles from a location where he has been permitted to work as of the date of beginning employment; (iii) a reduction in base salary or target bonus; (iv) any requirement that Mr. Jones report to someone other than our Board of Directors; or (v) any material breach by us of any term or provision of the employment agreement; provided that he must provide written notice to us of such breach and we shall have failed to fully remedy the event.
Under Mr. Maletira’s employment agreement, “good reason” means any of the following without Mr. Maletira’s written consent: (i) a material reduction of duties, responsibilities or authority; (ii) Mr. Maletira’s being required to work solely or substantially at a location more than 50 miles from a location where he has been permitted to work as of the date of beginning employment; (iii) a reduction in base salary or target bonus; (iv) any requirement that Mr. Maletira report to someone other than our CEO; (v) any material breach by us of Mr. Maletira’s employment agreement or any other agreement with Mr. Maletira; or (vi) the failure of a successor company to assume the employment agreement; provided that he must provide written notice to us of such breach and, except with respect to clause (vi), we shall have failed to fully remedy the event.
Under Ms. Windham’s employment agreement, “good reason” means any of the following: (i) our repeated failure to comply with a material term of the employment agreement after written notice by Ms. Windham specifying the alleged failure; (ii) a change in reporting structure such that Ms. Windham no longer reports to our President or CEO; (iii) substantial reduction in responsibilities, authority, or compensation; or (iv) a change of employee’s principal place of employment to more than 25 miles outside San Antonio, Texas; provided that she must provide written notice to us of such breach and we shall have failed to fully remedy the event.
Under Mr. Mills’ employment agreement, “good reason” means any of the following: (i) our repeated failure to comply with a material term of the employment agreement after written notice by the employee specifying the alleged failure or (ii) substantial and unusual reduction in responsibilities and authority; provided that he must provide written notice to us of such breach and we shall have failed to fully remedy the event.
As used in the equity award agreements for any NEO, (i) the terms “cause” and “good reason” have the same meanings given to such terms in the NEO’s employment agreement. If “cause” is not defined in the applicable employment agreement, “cause” is defined in the 2017 Incentive Plan or the 2020 Incentive Plan, as applicable, and has a meaning substantially similar to the definition of “cause” in Mr. Jones’ employment agreement.
For purposes of equity awards issued under our 2017 Incentive Plan prior to our IPO, “change in control” is defined in the 2017 Incentive Plan and generally means the occurrence of either of the following: (i) a person or group other than the Apollo Funds becomes the beneficial owner of 35% or more of the voting power of our outstanding securities, and such voting power is greater than the percentage of the voting power of our outstanding securities that is beneficially owned by the Apollo Funds or (ii) sale of all or substantially all of our assets to a person or group other than the Apollo Funds. For purposes of long-term equity awards issued under our 2020 Incentive Plan after our IPO (and for purposes of Mr. Maletira’s employment agreement), a “change in control” has the meaning contained in the 2020 Incentive Plan, which generally means: (a) any person or entity acquires beneficial ownership of 50% or more of our common stock or our voting securities; (b) any person or entity acquires beneficial ownership of 35% or more of our voting securities, provided that at such time the beneficial ownership of the Apollo Funds is less than 35% of the voting securities; (c) the incumbent directors cease to constitute a majority of our Board of Directors over a twelve month period; (d) our complete liquidation or dissolution; or (e) the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of our assets, in each case, subject to certain exceptions.
Dustin Semach Separation Agreement
In connection with the termination of his employment with us, Mr. Semach entered into a separation agreement on December 1, 2020, which provided for severance consisting of (i) 100% of his on-target 2020 cash bonus payable at the time such cash bonuses are paid to other executives, (ii) $72,116 paid in a lump sum, and (iii) $4,700 in respect of three months of premium under our group health coverage. In addition, Mr. Semach’s separation agreement provided that one-third of his unvested performance-based MEP Option would remain outstanding and eligible to vest upon satisfaction of their performance conditions until December 31, 2023. All other unvested options and RSUs were forfeited upon termination. Mr. Semach’s separation agreement included a release. Pursuant to his separation agreement, Mr. Semach is bound by one-year post-employment non-

compete and one-year post-employment non-solicit of our customers, suppliers, and employees, and perpetual non-disparagement and confidentiality covenants.
Matt Stoyka Separation Agreement
In connection with the termination of his employment with us, Mr. Stoyka entered into a separation agreement on November 16, 2020, which provided for severance consisting of (i) $415,000 payable in 24 equal bi-weekly installments, (ii) the pro-rata portion of his 2020 cash bonus determined based on the achievement of 2020 company performance targets and payable at the time such cash bonuses are paid to other executives, and (iii) $9,400, if he is enrolled in our medical benefit plan at the time of termination. All unvested equity awards were forfeited upon termination. Mr. Stoyka’s separation agreement included a release. Pursuant to his separation agreement, Mr. Stoyka is bound by six-month post-employment non-compete and one-year post-employment non-solicit of our customers, suppliers, and employees, and perpetual non-disparagement and confidentiality covenants.
The following table provides a summary of the compensation that the NEOs (other than Messrs. Semach and Stoyka) would be eligible to receive in each of the scenarios described above, assuming that the relevant termination and, if applicable, “change in control,” occurred on December 31, 2020:

Benefit(1)	Termination without Cause/with Good Reason	Termination due to Change in Control		Termination due to Death or Disability
Kevin Jones
Salary	$825,000	$825,000		—
Target Bonus	$1,237,500	$1,237,500		—
Prorated Annual Bonus	—	—		$977,625
Benefit Continuation	$18,957	$18,957		—
Acceleration of Time-Based MEP Options	$686,754	$3,958,449		$686,754
Acceleration of Performance-Based MEP Options	—	$9,895,975		—
Acceleration of Time-Based RSUs	$5,427,983	$5,427,983		$5,427,983
Acceleration of CEO Performance RSU (2)	—	—		—
Total	$8,196,194	$21,363,864		$7,092,362
Amar Maletira
Salary	$1,125,000	$3,000,000		—
Target Bonus	$1,125,000	—		$750,000
Prorated Annual Bonus	$750,000	$750,000		—
Benefit Continuation	$28,435	$28,435		$9,478
Acceleration of Time-Based RSUs	$16,000,660	$19,964,824	(3)	$16,000,660
Total	$19,029,095	$23,743,259		$16,760,138
Holly Windham
Salary	$975,000	$975,000		—
Accrued Bonus	—	—		$284,424
Benefit Continuation	$5,893	$5,893		—
Acceleration of Time-Based MEP Options	$243,818	$1,787,469		$243,818
Acceleration of Performance-Based MEP Options	—	$5,634,353		—
Acceleration of Time-Based RSUs	$45,916	$1,968,174		$45,916
Acceleration of Performance-Based RSUs	—	$1,715,400		—
Total	$1,270,627	$12,086,289		$574,158

Benefit(1)	Termination without Cause/with Good Reason	Termination due to Change in Control	Termination due to Death or Disability
Martin Blackburn
Acceleration of Time-Based MEP Option	$235,892	$1,195,854	$235,892
Acceleration of Performance-Based MEP Option	—	$2,391,774	—
Total	$235,892	$3,587,628	$235,892
Steve Mills
Salary	$400,000	$400,000	—
Prorated Annual Bonus	—	—	—
Acceleration of Time-Based Options and Time-Based MEP Options	$62,203	$1,206,595	$62,203
Acceleration of Performance-Based MEP Options	—	$1,223,969	—
Acceleration of Time-Based RSUs	—	$312,279	—
Total	$462,203	$3,142,843	$62,203
(1)    Represents the in-the-money value of unvested Time-Based MEP Options, unvested Performance-Based MEP Options (at maximum level of performance), unvested Time-Based RSUs, and unvested Performance-Based RSUs (at maximum level of performance) associated with the acceleration of the vesting of such equity awards under the terms of each named executive officer’s respective award agreement. In the case of RSUs, the value was based on the NASDAQ closing price of $19.06 per share of our common stock on December 31, 2020 and, in the case of options, was based on the difference between such closing price and the exercise price of the option.
(2)    Should a determination date be established under the terms of the CEO Performance RSU Grant in the event of a change in control on December 31, 2020, none of the RSUs pursuant to the grant would have vested.
(3)    Mr. Maletira’s Employment Agreement includes an obligation that we provide an additional payment to Mr. Maletira in certain change in control related terminations which equals 50% of his payroll income tax obligation.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Five members of our Board of Directors who served in fiscal year 2020 received compensation for services as directors. All other members of our Board of Directors who served in fiscal year 2020 were either an employee of the Company (in the case of Mr. Jones) or employees of affiliates of the Apollo Funds, Searchlight or ABRY and did not receive any additional compensation for their service as directors.

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Susan Arthur	$50,000	$74,895	$124,895
Jeffrey Benjamin	$105,000	$74,879	$179,879
Timothy Campos	$175,000	$149,757	$324,757
Dhiren Fonseca	$35,109	$149,921	$185,030
Mitch Garber	$25,000	$103,759	$128,759
(1)    Represents the aggregate grant date fair value for awards granted to our non-employee directors in 2020. See Note 12, “Share-Based Compensation, Settlement of Share-Based Awards, and Employee Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for the relevant assumptions used to determine the valuation of our stock awards.
(2)    The following table provides a summary of the unvested awards as of December 31, 2020 for each of our non-employee directors:

Director	Number of Shares or Units that Have Not Vested	Scheduled Date of Vest
Susan Arthur Restricted Stock Unit	6,564	May 4, 2021
Jeffrey Benjamin Restricted Stock Award	5,496	February 24, 2021
Timothy Campos Restricted Stock Awards	10,992	February 24, 2021
Dhiren Fonseca Restricted Stock Award	11,004	February 24, 2021
Mitch Garber Time-Based Option	14,676	February 24, 2021
Under the terms of the engagement letters applicable prior to our IPO, during each year of service on our Board of Directors, each non-employee director could elect to receive their annual compensation in: (i) a cash payment of $100,000 and a number of RSUs or restricted stock equal to $75,000 divided by fair market value; (ii) a cash payment of $100,000 and options equal to $100,000 divided by fair market value; (iii) a number of RSUs or restricted stock only (no cash) equal to $150,000 divided by fair market value; or (iv) options only (no cash) equal to $200,000 divided by fair market value. Directors that were employees of any of our stockholders prior to our IPO were not considered non-employee directors and did not receive any additional compensation for their service as directors.
In connection with the IPO, our Board of Directors adopted the Non-Employee Director Compensation Policy described below. As such, our non-employee directors received retainers and annual fees on a prorated basis from the date of the IPO through December 31, 2020.
New Non-Employee Director Compensation Policy
Our Non-Employee Director Compensation Policy (the “Compensation Policy”) became effective in connection with the consummation of our IPO. The Compensation Policy may be subject to review, amendment, or modification by our Board of Directors, in its discretion. Director compensation under the Compensation Policy is as described below.
Compensation for our non-employee directors (which excludes directors that were employees of any of our stockholders prior to our IPO) under the Compensation Policy consists of a mix of cash and equity-based compensation. Kevin Jones, who serves as an employee director, will not receive any additional compensation for his service as a member of our Board of Directors. Also, Mr. Sambur and Mr. Sobel, who are employed by an affiliate of the Apollo Funds, and Mr. St. Jean, who is employed by an affiliate of ABRY, each a stockholder of ours prior to the consummation of our IPO, and also serve as directors on our Board of Directors, will not receive any additional compensation for their service as members of our Board of Directors.

Annual Compensation under New Non-Employee Director Compensation Policy
The table below describes the components of compensation for our non-employee directors under the Compensation Policy:

Compensation Element	Amount
Annual Cash Retainer	$100,000
Annual Equity Award (RSUs Granted Following Each Annual Meeting of Stockholders)(1)	$200,000
Non-Executive Chair Annual Equity Award	$100,000
Additional Annual Retainers(2)
Lead Director Fee (if our CEO is Chair of our Board of Directors)	$30,000
Audit Committee Member Fee	$20,000
Compensation Committee Member Fee	$15,000
Nominating and Corporate Governance Committee Member Fee	$15,000
(1)    A non-employee director who joins our Board of Directors after the date of the Annual Equity Award for the relevant year, will be eligible for a prorated annual equity award following the director’s initial appointment to our Board of Directors, as provided under the Compensation Policy.
(2)    A non-employee director may only receive one Additional Annual Retainer, regardless of the director’s service on multiple committees or in multiple roles. The Additional Annual Retainer received will be the highest Additional Annual Retainer for which the director is eligible.

Stock Ownership Guidelines
The Compensation Policy requires that within a period of five years from the date of a non-employee director’s initial appointment or election as a member of our Board of Directors, such non-employee director is required to attain ownership of an amount of our common stock with a value equal to at least five times the value of the annual equity award and must maintain such ownership until retirement from our Board of Directors. Directors that were employees of any of our stockholders prior to our IPO are not considered non-employee directors.
Director Compensation Limit
Under the Compensation Policy and 2020 Incentive Plan, the sum of the grant date value of all equity awards granted and all cash compensation paid by us to each non-employee director as compensation for services as a non-employee director may not exceed $750,000 in any calendar year, provided that such limitation does not apply to any compensation payable in the year of a non-employee director’s initial appointment or election to our Board of Directors. Directors that were employees of any of our stockholders prior to our IPO are not considered non-employee directors.

EQUITY COMPENSATION PLANS
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2020, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(3)
Equity compensation plans approved by security holders	21,279,327	$12.69	33,835,114
Equity compensation plans not approved by security holders	—	—	—
(1)    Includes 18,608,213 shares subject to outstanding options and 2,671,114 unvested RSUs and restricted stock awards under our 2017 Incentive Plan and 2020 Incentive Plan, excluding shares of restricted stock underlying the CEO Performance RSU Grant.
(2)    Weighted-average exercise price calculation excludes outstanding RSUs and restricted stock awards, which do not have an exercise price.
(3)    Includes 11,152,691 shares available for issuance under our 2020 Employee Stock Purchase Plan and 22,682,423 shares available for issuance under our 2020 Incentive Plan.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Compensation, Discussion & Analysis” and ”Compensation of Non-Employee Directors” for a discussion of compensation arrangements for our named executive officers and directors) and the transactions discussed below, there were no transactions since the beginning of our 2020 fiscal year, or any currently proposed transaction, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.
Policies and Procedures for Related Party Transactions
We have adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all material related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.
For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Audit Committee.
The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The policy also provides that the Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Transactions with Executive Officers and Directors
Rackspace US, entered into a relocation services agreement with Relocation Synergy Group (“RSG”) in June 2009, pursuant to which RSG provides management services to Rackspace US for purposes of facilitating the relocation of its employees. In June 2019, Rackspace US and RSG entered into an addendum to the relocation services agreement, pursuant to which RSG agreed to purchase the home of Mr. Sid Nair, our former Executive Vice President and General Manager, Americas, in connection with his relocation to San Antonio, Texas. Rackspace US agreed to provide funds to RSG to cover the amount of equity payments to be disbursed to Mr. Nair, as well as costs associated with acquiring the property. Pursuant to the relocation services agreement, in February 2020, Rackspace US paid RSG approximately $0.3 million with respect to the loss on RSG’s subsequent sale of the home. Mr. Nair is a former executive officer of the Company.
Investor Rights Agreements
On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with Searchlight and one of the Apollo Funds. On August 4, 2020, we amended and restated the investor rights agreement (as amended and restated, the “SCP Investor Rights Agreement”). The SCP Investor Rights Agreement provides that, as long as Searchlight and its affiliates continue to hold at least 6,000,000 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that Searchlight originally received in connection with the Rackspace Acquisition, Searchlight will have the right to (a) nominate one director to our Board of Directors and (b) designate one director to the boards of directors of certain subsidiaries of the Company so long as Apollo, the Apollo Funds and their respective affiliates appoint any director to such company’s Board of Directors (or similar body). Searchlight's initial nominee resigned from the Board of Directors in December 2020 and Searchlight has not exercised its right to nominate a replacement to fill the vacancy.
On November 3, 2016, in connection with the Rackspace Acquisition, we entered into an investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original ABRY Investor Rights Agreement”) and, on November 15, 2017, in connection with the acquisition of Datapipe, we entered into a separate investor rights agreement with an affiliate of ABRY and one of the Apollo Funds (the “Original Datapipe Investor Rights Agreement”). On August 4, 2020, we entered into a new investor rights agreement with one of the Apollo Funds and the affiliates of ABRY that superseded both of the Original ABRY Investor Rights Agreement and the Original Datapipe Investor Rights Agreement (such new investor rights agreement, the “ABRY Investor Rights Agreement”, and together with the SCP Investor Rights Agreement, the “Investor Rights Agreements”). Pursuant to the ABRY Investor Rights Agreement, as long as affiliates of ABRY continue to hold at least 11,122,514 shares of our Common Stock (subject to any equitable adjustments), which is an amount equal to 50% of the shares of our Common Stock that ABRY and certain of its affiliates held at the closing of the acquisition of Datapipe, ABRY VIII will have the right to nominate one director to our Board of Directors. ABRY VIII initially nominated Mr. St. Jean, as the ABRY board nominees, to our Board of Directors, who serves as a Class III director.
Pursuant to the Investor Rights Agreements, Apollo has the right, at any time until Apollo no longer beneficially owns at least 5% of our issued and outstanding Common Stock, to nominate a number of directors comprising a percentage of our Board of Directors in accordance with their beneficial ownership of our outstanding Common Stock (rounded up to the nearest whole number).
Any vacancy on our Board of Directors in respect of an Apollo board nominees will be filled only by individuals designated by Apollo for so long as Apollo beneficially owns at least 5% of our issued and outstanding Common Stock. Any vacancy on our Board of Directors in respect of the Searchlight board nominees or the ABRY board nominees will be filled only by an individual designated by Searchlight or ABRY VIII, as applicable, for so long as the ownership of Searchlight and its affiliates or ABRY and its affiliates, as applicable, exceeds the applicable minimum specified Common Stock ownership threshold.
In the event that Apollo has nominated less than the total number of Apollo board nominees that Apollo is entitled to nominate, Searchlight has not nominated the Searchlight board nominees that Searchlight is entitled to nominate or ABRY VIII has not nominated the ABRY board nominees that ABRY VIII is entitled to nominate, Apollo, Searchlight or ABRY, as applicable, will have the right, at any time, to nominate such additional nominee(s), and our Board of Directors will take all necessary actions, whether by increasing the size of our Board of Directors or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. To the extent any Apollo board nominees, Searchlight board nominees or ABRY board nominees is not elected as a director at a meeting of our stockholders, Apollo, Searchlight or ABRY VIII, as applicable, will continue to have the right to nominate the Apollo board nominees, the Searchlight board nominees or the ABRY board nominees, as applicable, and our Board of Directors will take all necessary actions, whether by increasing the size of our Board of Directors or otherwise, to effect the election of such additional nominee(s) to fill any existing vacancy or newly-created directorship. The Investor Rights Agreements also set forth certain information rights granted to Apollo, Searchlight and ABRY and their respective affiliates.
The Investor Rights Agreements provide that until Apollo no longer beneficially owns at least 33% of our issued and outstanding Common Stock, we will not take certain significant actions specified therein without the prior consent of Apollo, including:
•a change in the size of our Board of Directors;
•the incurrence of indebtedness for borrowed money, in a single transaction or a series of related transactions, aggregating to more than $100.0 million, except for (i) debt under a revolving credit facility that has previously been approved or is in existence on the date of closing of our IPO or (ii) intercompany indebtedness;
•the issuance of additional shares of any class of our capital stock or equity securities exceeding $50.0 million in any single issuance or an aggregate amount of $100.0 million during a calendar year (other than any award under any stockholder approved equity compensation plan or intracompany issuance among us and our wholly-owned subsidiaries);
•other than in the ordinary course of business with vendors, customers and suppliers, the acquisition of equity interests or assets of any other entity, or any business, properties, assets or entities, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•other than in the ordinary course of business with vendors, customers and suppliers, the disposition of any of our or our subsidiaries’ assets or equity interests, exceeding $50.0 million in any single transaction or $100.0 million in the aggregate in any series of transactions during a calendar year;
•hiring or terminating our Chief Executive Officer or our Chief Financial Officer or designating any new Chief Executive Officer or Chief Financial Officer;
•merging or consolidating with or into any other entity, or transferring all or substantially all of our or our subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “change of control” as defined in our or our subsidiaries’ credit facilities or note indentures (other than transactions among us and our wholly-owned subsidiaries);
•undertaking any liquidation, dissolution or winding up of the Company;
•effecting any material change in the nature of the business of the Company and its subsidiaries, taken as a whole; and
•amending, modifying or repealing (whether by merger, consolidation or otherwise) any provision of our certificate of incorporation, our bylaws or equivalent organizational documents of our subsidiaries in a manner that adversely affects Apollo.
On November 3, 2016, in connection with the Rackspace Acquisition, the Company and certain affiliates of Apollo entered into an institutional investor rights agreement (the “Co-Invest Investor Rights Agreement”). The Co-Invest Investor Rights Agreement provided an affiliate of Apollo with preemptive rights with respect to certain equity and debt securities issuances and the right to appoint one or more non-voting observers to the Board of Directors of the Company. The parties to the Co-Invest Investor Rights Agreement terminated such agreement effective as of the pricing of the IPO on August 4, 2020.
Management Investor Rights Agreement
On April 7, 2017, we entered into a management investor rights agreement with one of the Apollo Funds and certain members of management that co-invested in the Company. When and as employees acquired stock in the Company pursuant to the Company’s equity incentive plan or by co-investment, they were required to become parties to the management investor rights agreement. The management investor rights agreement included customary provisions which, among other things, in certain cases, (a) provided the Company with repurchase rights and rights of first refusal on sale of shares by management, (b) provided Apollo with “drag-along” rights and (c) provided, as it relates to the non-Apollo stockholders, restrictions on transfer, certain piggy-back registration rights, “tag-along” rights and preemptive rights with respect to certain equity securities issuances. We and the requisite parties to the agreement amended the management investor rights agreement so that the agreement terminated effective as of the pricing of the IPO on August 4, 2020.
Management Consulting Agreements
In connection with the Rackspace Acquisition, an affiliate of Apollo and Searchlight Capital Partners, L.P. (“Searchlight LP”) (each, a “Management Service Provider,” and together, the “Management Service Providers”) entered into a management consulting agreement with the Company (the “Apollo and SCP Management Consulting Agreement”) relating to the provision of certain management consulting and advisory services by the Management Service Providers to us following the Rackspace Acquisition. In exchange for the provision of such services, we were required to pay a non-refundable quarterly management fee of 1.5% of EBITDA (as defined in the First Lien Credit Agreement) for our prior fiscal quarter to such Management Service Providers, which was divided between them on a pro rata basis in proportion to the respective ownership of shares of the Company by, on the one hand, the Apollo Funds and their affiliates (together with any co-invest vehicle controlled by Apollo), and, on the other hand, Searchlight LP and its affiliates. Each Management Service Provider was permitted, at its sole discretion, to waive or defer, in full or in part, the Company’s payment of the management fee. For the year ended December 31, 2020, we recorded $7.1 million of management fees for Apollo. For the year ended December 31, 2020, we recorded $0.7 million of management fees for Searchlight LP. The parties to the Apollo and SCP Management Consulting Agreement terminated such agreement effective as of the pricing of the IPO on August 4, 2020, and therefore no management fees accrued or will be payable under the Apollo and SCP Management Consulting Agreement for periods after such date.
On November 15, 2017, in connection with the Datapipe Acquisition, ABRY Partners, LLC and ABRY Partners II, LLC (together, the “ABRY Service Provider”) entered into a management consulting agreement (the “ABRY Management Consulting Agreement”) with the Company relating to the provision of certain management consulting and advisory services by the ABRY Service Provider to us following the Datapipe Acquisition. In exchange for the provision of such services, we were required to pay to the ABRY Service Provider a non-refundable quarterly management fee equal to 7% of 1.5% of EBITDA (as defined in the First Lien Credit Agreement) for our prior fiscal quarter. The ABRY Service Provider was permitted, at its sole discretion, to waive or defer, in full or in part, the Company’s payment of the management fee. For the year ended December 31, 2020, we recorded $0.6 million of management fees with respect to the ABRY Management Consulting Agreement. The parties to the ABRY Management Consulting Agreement terminated such agreement effective as of the pricing of the IPO on August 4, 2020 and therefore no management fees accrued or will be payable under the ABRY Management Consulting Agreement for periods after such date.
Registration Rights Agreement
On August 4, 2020, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Apollo Funds and affiliates of each of Searchlight and ABRY. Subject to several exceptions, including our right to defer a demand registration, shelf registration or underwritten offering under certain circumstances, the Apollo Funds, the Searchlight affiliates and DPH 123, LLC, an ABRY affiliate, may require that we register for public resale under the Securities Act all shares of Common Stock that they request to be registered at any time following the Company’s IPO, subject to the restrictions in the lock-up agreements entered into by each of those parties, so long as the securities being registered in each registration statement or sold in any underwritten offering are reasonably expected to produce aggregate proceeds of at least $66.0 million.
If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, which will not be until at least twelve calendar months after the date of our IPO, the Apollo Funds and the Searchlight affiliates have the right to require us to register the sale of the Common Stock held by them on Form S-3, subject to offering size and other restrictions. The Apollo Funds and the Searchlight affiliates also have the right to request marketed and non-marketed underwritten offerings using a shelf registration statement, and DPH 123, LLC, the ABRY affiliate, has the right to participate in these underwritten offerings.
We are not obligated under the Registration Rights Agreement to effectuate more than three demand registrations and underwritten offerings under a shelf registration statement, in the aggregate, for the Searchlight affiliates and more than one demand registration for DPH 123, LLC, the ABRY affiliate, and, without our consent, the Searchlight affiliates and ABRY affiliate will not be able to exercise a demand registration until following the one-year anniversary of our IPO.
If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities (including for sale by us or at the request of the Apollo Funds, Searchlight affiliates or ABRY affiliates), we will be required to use our reasonable best efforts to offer the parties to the Registration Rights Agreement the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”).
All expenses of registration under the Registration Rights Agreement, including the legal fees of counsel chosen by stockholders participating in a registration, will be paid by us.
The registration rights granted in the Registration Rights Agreement are subject to customary restrictions including blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter or underwriters. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.
Transaction Fee Agreements
In connection with the Rackspace Acquisition, an affiliate of Apollo entered into a transaction fee agreement (the “Transaction Fee Agreement”) with the Company relating to the provision of certain transaction services in support of the Rackspace Acquisition and future acquisitions. The Transaction Fee Agreement terminated automatically upon the termination of the Apollo and SCP Management Consulting Agreement in connection with our IPO.

The Transaction Fee Agreement and the Apollo and SCP Management Consulting Agreement together provided that in the event of any acquisition (including of assets or equity interests) of any business or entity by any of us, our direct or indirect subsidiaries, parent entities or controlled affiliates (collectively, the “Company Group”), we were required to pay a fee equal to 1.0% of the aggregate enterprise value paid by the Company Group (or otherwise indicated by the acquisition) to the affiliate of Apollo and Searchlight LP, which was to be divided between them on a pro rata basis in proportion to the respective ownership of shares of the Company by, on the one hand, the Apollo Funds and their affiliates (together with any co-invest vehicle controlled by Apollo), and, on the other hand, Searchlight LP and its affiliates. Each of the affiliate of Apollo and Searchlight LP was permitted, at its sole discretion, to waive or defer, in full or in part, payment of any such transaction fee due to it, respectively.
Further, the ABRY Management Consulting Agreement described above provided that in the event of any acquisition (including of assets or equity interests) of any business or entity by any member of the Company Group, we were required to pay to ABRY a fee equal to 1.0% of the aggregate enterprise value paid by the Company Group (or otherwise indicated by the acquisition).
For the year ended December 31, 2020, we recorded no fees with respect to the transaction fee agreements. The parties to each of the Transaction Fee Agreement, the Apollo and SCP Management Consulting Agreement and the ABRY Management Consulting Agreement terminated each of the agreements effective as of the pricing of the IPO on August 4, 2020 and therefore no transaction fees will be payable under any of these agreements after such date.
Datapipe Merger Agreement
On September 6, 2017, we entered into an Agreement and Plan of Merger (the “Datapipe Merger Agreement”) with certain of our direct and indirect subsidiaries, DPH 123, LLC (formerly known as Datapipe Holdings, LLC), Datapipe Parent, Inc. and certain key stockholders, pursuant to which we acquired Datapipe.
In addition, the Datapipe Merger Agreement provides that we will be required to issue additional shares of our Common Stock to an affiliate of ABRY if certain conditions are satisfied on any “Measurement Date,” as defined in the Datapipe Merger Agreement. A Measurement Date is each date following the occurrence of either (a) a “change of control” of the Company or (b) the closing date of our IPO on which Apollo receives cash distributions, cash proceeds and/or marketable securities of the Company and on which our Common Stock is listed on Nasdaq, the New York Stock Exchange or another exchange reasonably acceptable to Apollo and is freely tradeable (without violating any lock-up agreements, other contractual restrictions and federal, state or local securities laws). For this purpose, a “change of control” means (i) that a person, entity or group, other than Apollo, becomes the beneficial owner of at least 35% of the voting power of securities of the Company and beneficially owns more than the voting power beneficially owned by Apollo or (ii) a sale of all or substantially all of the Company’s assets.
The number of shares that we may be obligated to issue to an affiliate of ABRY on a Measurement Date (the “Additional Datapipe Equity Consideration”) is equal to, without duplication:
•if the multiple of invested capital on such Measurement Date (the “MOIC”) exceeds 2.0x, 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 3.0x, an additional 2,665,935 shares of our Common Stock;
•if the MOIC exceeds 4.0x, an additional 5,331,870 shares of our Common Stock; and
•if the MOIC exceeds 4.5x, an additional 7,997,806 shares of our Common Stock;
reduced, in each case, by the number of shares of Common Stock previously issued as Additional Datapipe Equity Consideration, and subject, in each case, to adjustment for stock splits, stock dividends, recombinations, reclassifications and similar equitable adjustments. The maximum number of shares of Common

Stock issuable as Additional Datapipe Equity Consideration will not exceed 10,663,741 shares in the aggregate, subject to the adjustments described above.
For the purpose of calculating the Additional Datapipe Equity Consideration, the MOIC is defined as the ratio of (A) the value of all cash proceeds, cash distributions or shares of our Common Stock received by Apollo in respect of its ownership in the Company to (B) the invested capital of Apollo in the Company. The value of our shares of Common Stock received by Apollo is determined by multiplying the number of shares of Common Stock held by Apollo on such Measurement Date by the volume weighted average trading price of our Common Stock over the 30 consecutive trading days immediately preceding any such Measurement Date. As of the date of this Proxy, Apollo has invested capital of approximately $1.08 billion in the Company and have not received any cash proceeds or cash distributions in respect of their ownership in the Company.
To the extent any shares issuable as Additional Datapipe Equity Consideration on a Measurement Date would have been entitled to any cash dividends if delivered as of the closing of the Datapipe Acquisition, we would also be obligated to pay the equivalent dividends (in the form of either cash or additional shares of our Common Stock) on shares. We have not paid any cash dividends in respect of our Common Stock since the closing of the Datapipe Acquisition. On February 2, 2021, we issued 2,665,935 shares of our Common Stock to the ABRY affiliate as Additional Datapipe Equity Consideration.
Subject to the limitations described above, the Additional Datapipe Equity Consideration may become issuable in the future based on the trading price of our Common Stock, regardless of whether the Apollo Funds sell any additional shares of our Common Stock or whether we declare or pay any dividends.
Arranger Fees
On August 7, 2020, we completed our IPO, in which we issued and sold 33,500,000 shares of our common stock at a public offering price of $21.00 per share, resulting in proceeds to us, before expenses, of $19.8975 per share after the reduction of underwriting discounts and commissions of $1.1025 per share. An affiliate of Apollo received approximately $2.7 million in connection with its role as an underwriter in the IPO.
On December 1, 2020, an affiliate of Apollo received approximately $0.6 million in connection with its role as an initial purchaser in the issuance of $550.0 million aggregate principal amount of 5.375% Senior Notes due 2028.
On February 9, 2021, an affiliate of Apollo received approximately $0.6 million in connection with its role as an initial purchaser in the issuance of $550.0 million aggregate principal amount of 3.50% Senior Secured Notes due 2028.
On February 9, 2021, in connection with the entry into a new seven-year $2,300.0 million senior secured first lien term loan facility, we paid an affiliate of Apollo $2.3 million in arranger fees.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP the audited financial statements of the Company for the fiscal year ended December 31, 2020. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the standards of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.
Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
Members of the Audit Committee:
Jeffrey Benjamin, Chairman
Susan Arthur
Dhiren Fonseca

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Years Ending December 31,
Fee Category	2019	2020
Audit Fees	$3,508,000	$4,219,000
Audit-Related Fees	755,000	1,360,000
Tax Fees	67,000	229,000
All Other Fees	1,341,000	358,000
Total	$5,671,000	$6,166,000

Audit Fees— primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, and the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC.
Audit-Related Fees— represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include accounting consultations related to the evaluation of new accounting standards and non-routine transactions.
Tax Fees— represent amounts for tax compliance, tax advice, and tax planning services.
All Other Fees— consist of all other fees for services other than those in the above categories and primarily consist of non-audit due diligence procedures in connection with our mergers and acquisitions.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.
PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON PAY)
In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis (“CD&A”), the Summary Compensation Table, and the related compensation tables, notes and narrative in this Proxy Statement.
As set forth in the CD&A above, the Company has designed its compensation programs to: (i) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (ii) attract and retain executives with the experience necessary to achieve our business goals, and (iii) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in “Communications with the Board of Directors” set forth in this Proxy Statement.
Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders is hereby APPROVED.”
The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.
The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this Proxy Statement.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON FREQUENCY)
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our named executive officers once every year, once every two years or once every three years or they may abstain.
The Board of Directors has determined that holding an advisory vote to approve the compensation of our named executive officers once every year is the most appropriate policy at this time.
Although this advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers is nonbinding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our named executive officers.
The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors recommends that you vote for the option of ONCE EVERY YEAR as the preferred frequency for future advisory votes to approve the compensation of our named executive officers.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2017 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.
The Board of Directors recommends that the stockholders vote FOR such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our Common Stock as of the Record Date (or such other date indicated in the footnotes below) by:
•each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock;
•each of our NEOs;
•each of our current directors; and
•all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Apollo Funds(1)	129,609,000	62.9%
ABRY(2)(3)
DPH 123, LLC(2)	12,453,029	6.0%
ACE Investment Holdings, LLC(3)	9,792,000	4.7%
Searchlight Capital(4)	12,000,000	5.8%
Named Executive Officers and Directors
Kevin Jones(5)	548,748	*
Amar Maletira	—	*
Holly Windham(6)	59,920	*
Martin Blackburn(7)	44,499	*
Susan Arthur	6,564	*
Jeffrey Benjamin	265,536	*
Timothy Campos(8)	49,212	*
Dhiren Fonseca(9)	210,096	*
Mitch Garber(10)	308,148	*
Brian St. Jean(11)	—	*
David Sambur(12)	—	*
Aaron Sobel(12)	—	*
All current directors and executive officers as a group (19 persons)(13)	1,559,925	*
*Less than 1%.

(1)    Represents 69,609,000 shares of our common stock held of record by AP Inception Co-Invest ML Borrower, L.P. (“AP Co-Invest Borrower”) and 60,000,000 shares of our common stock held of record by AP Inception ML Borrower, L.P. (“AP Borrower” and, together with AP Co-Invest Borrower, the “Apollo Funds”). AP Inception Co-Invest GP, LLC (“AP Co-Invest”) is the sole member of AP Inception Co-Invest ML GP, LLC, which is the general partner of AP Co-Invest Borrower, and AP VIII Inception Holdings GP, LLC (“AP VIII”) is the sole member of AP inception ML GP, LLC, which is the general partner of AP Borrower. AP Co-Invest and AP VIII are managed by affiliates of Apollo Management, L.P. (“Apollo Management”), an investment adviser registered with the SEC. Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the managers, as well as executive officers, of Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock held of record by the Apollo Funds. The address of the Apollo Funds is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of each of Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(2)    Information regarding beneficial ownership of our common stock by DPH 123, LLC (“DPH”), ACE Investment Holdings, LLC (“ACE”), and certain related parties is included herein based on a Schedule 13G filed with the SEC on February 12, 2021, relating to such shares beneficially owned as of December 31, 2020. Such report provides that DPH directly holds 12,453,029 shares of our Common Stock, ACE directly holds 9,792,000 shares of our Common Stock (and that each have shared voting and dispositive power over the stock), and DPH, ACE and the other reporting persons named in the Schedule 13G might be deemed to beneficially own an aggregate of 22,245,029 shares of our common stock. ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Senior Equity III, L.P., ABRY Senior Equity III Co-Investment Fund, L.P., ABRY Advanced Securities Fund, L.P., ABRY Advanced Securities Fund II, L.P. and ABRY Investment Partnership, L.P. (collectively the “ABRY Funds”) are entitled to a majority of the votes at any meeting of the board of directors of DPH. The ABRY Funds are managed and/or controlled by ABRY Partners, LLC (“ABRY I”) and ABRY Partners II, LLC (“ABRY II”) and/or their respective affiliates Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Senior Equity III, L.P., ABRY Senior Equity III Co-Investment Fund, L.P., Advanced Securities Fund, L.P., ABRY Advanced Securities Fund II, L.P. and ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VII, L.P., and ABRY Partners VII Co-Investment Fund, L.P. The board of directors of ACE consists of representatives of ABRY Partners VIII, L.P., ABRY Partners VIII Co-Investment Fund, L.P., and ABRY Investment Partnership, L.P. These investment funds are also managed and/or controlled by ABRY I and ABRY II and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VIII, L.P. and ABRY Partners VIII Co-Investment Fund, L.P. The address for each reporting entity is 888 Boylston Street, Suite 1600, Boston, Massachusetts 02199.
(3)    ACE Investment Holdings, LLC is the record holder of the common stock reported herein. The board of directors of ACE Investment Holdings, LLC consists of representatives of ABRY Partners VIII, L.P., ABRY Partners VIII Co-Investment Fund, L.P., and ABRY Investment Partnership, L.P. These investment funds are also managed and/or controlled by ABRY and/or their respective affiliates. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and certain of its affiliates, have the right to exercise investment and voting power on behalf of ABRY Partners VIII, L.P. and ABRY Partners VIII Co-Investment Fund, L.P. The address of ABRY is 888 Boylston Street, Suite 1600, Boston, Massachusetts 02199.
(4)    Information regarding beneficial ownership of our common stock by Searchlight Capital II, L.P., Searchlight Capital II PV, L.P and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 12, 2021, relating to such shares beneficially owned as of December 31, 2020. Such report provides that (i) Searchlight Capital II, L.P. beneficially owned 5,968,451 shares of Common Stock and had shared voting power and shared dispositive power with respect to such stock, and (ii) Searchlight Capital II PV, L.P. beneficially owned 6,031,549 shares of Common Stock and had shared voting power and shared dispositive power with respect to such stock. The Schedule 13G also reports that Searchlight Capital Partners II GP, L.P., (the “GP LP”), is the general partner of each of Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P. Searchlight Capital Partners II GP, LLC (the “GP LLC”), is the general partner of the GP LP. The GP LP and the GP LLC both report beneficial ownership of the aggregate 12,000,000 shares of Common Stock beneficially owned by Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P. There are three managers of the GP LLC (the “Managers”). The Managers directly or indirectly control the investment and voting decisions of the GP LLC. Any action by the GP LLC requires the affirmative vote or consent of at least two Managers and no Manager individually controls the investment or voting decisions of the GP LLC. The address for each reporting entity is 745 Fifth Avenue, 27th Floor, New York, New York 10151.
(5)    Includes options to purchase 319,992 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(6)    Includes options to purchase 40,000 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(7)    Includes options to purchase 43,999 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.
(8)    Consists of (i) 10,992 shares of Common Stock held by Mr. Campos and (ii) 38,220 shares of Common Stock held by the Campos Family Trust, for which Mr. Campos is the Trustee.
(9)    Consists of (i) 54,096 shares of Common Stock held by Mr. Fonseca and (ii) 156,000 shares of Common Stock held by DFRB Investors, LLC, which is controlled by Mr. Fonseca.
(10)    Consists of (i) 240,000 shares of Common Stock held by 9531602 Canada Inc., which is controlled by Mr. Garber, and (ii) options to purchase 68,148 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

(11)    Brian St. Jean is affiliated with ABRY or its affiliated investment managers and advisors. Mr. St. Jean disclaims beneficial ownership of the shares of Common Stock that are beneficially owned by DPH 123, LLC and ACE Investment Holdings, LLC, which are controlled by investment funds that are managed by ABRY. The address of Mr. St. Jean is c/o ABRY Partners, LLC, 888 Boylston Street, Suite 1600, Boston, Massachusetts 02199.
(12)    David Sambur and Aaron Sobel are each affiliated with Apollo or its affiliated investment managers and advisors. Messrs. Sambur and Sobel each disclaim beneficial ownership of the shares of Common Stock that are beneficially owned by the Apollo Funds. The address of Messrs. Sambur and Sobel is c/o Apollo Global Management, Inc., 9 West 57th Street, 43rd Floor, New York, New York 10019.
(13)    Includes options to purchase 524,136 shares of Common Stock that are vested and exercisable or will become vested and exercisable within 60 days.

As of December 7, 2020, each of the Apollo Funds informed the Company that they have pledged all of their respective shares of the Company’s Common Stock pursuant to separate margin loan agreements and related documentation on a non-recourse basis. The Apollo Funds have also informed the Company that the margin loan agreements contain customary default provisions and that in the event of a default under a margin loan agreement, the secured parties may foreclose upon any and all shares of the Company’s Common Stock pledged by the applicable Apollo Fund in connection with its margin loan agreement.
The Company has not independently verified this information. When the margin loan agreements were entered into, the Company delivered customary letter agreements to the secured parties in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreements and related documentation. Except for the foregoing, the Company is not a party to the margin loan agreements and related documentation and does not have, and will not have, any obligations thereunder.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders by assisting in their completion of Section 16 reports and filing these reports on their behalf. Except as stated below, based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to the fiscal year ended 2020, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during the fiscal year ended 2020. Two required reports with respect to two transactions during the 2020 fiscal year were not filed on a timely basis by Steve Mills and Thomas Wolf, each an executive officer. Each such report was required to report an award of RSUs that occurred effective as of September 11, 2020, and the forms were filed on Form 4 on September 17, 2020.
STOCKHOLDER PROPOSALS
Our bylaws provide that stockholders who are seeking to bring business before an annual meeting of stockholders and stockholders (other than Apollo, Searchlight and ABRY) who are seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of our stockholders; provided, that in the event that the date of such meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the 90th day prior to such meeting or, if the first public announcement of the date of such meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Our bylaws specify certain requirements as to the form and content of a stockholder’s notice. All such proposals should be sent to our Corporate Secretary at Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Corporate Secretary at the address set forth above.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement, either now or in the future, please contact our Corporate Secretary and Chief Legal Officer by mailing a request to Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218, or by calling our main telephone number at (210) 312-4400 and requesting to be connected to the office of our Corporate Secretary and Chief Legal Officer. Upon written or oral request to the Corporate Secretary and Chief Legal Officer, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.
We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our Investor Relations website address is https://ir.rackspace.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2020, as filed with the SEC. Requests should be directed to Holly Windham, Corporate Secretary, Rackspace Technology, Inc., 1 Fanatical Place, City of Windcrest, San Antonio, TX 78218.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this Proxy Statement that are not clearly historical in nature are forward-looking. Without limiting the generality of the preceding sentence, these forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this Proxy Statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this Proxy Statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RACKSPACE TECHNOLOGY, INC.
1 FANATICAL PLACE
WINDCREST, TX 78218

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. It must be received prior to May 12, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D42557-P49014

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RACKSPACE TECHNOLOGY, INC.

A Election of Directors – The Board of Directors recommends a vote FOR the listed nominees.

	For All	Withhold All	For All Except
1. Nominees: 01) Susan Arthur 02) Jeffrey Benjamin 03) Aaron Sobel	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

B Management's Proposals – The Board of Directors recommends a vote FOR Proposal 2, a vote of One Year for Proposal 3 and a vote FOR Proposal 4.

	For	Against	Abstain
2. Advisory vote to approve the Company's executive compensation.	☐	☐	☐

	For	Against	Abstain
4. Ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm for Rackspace Technology for the fiscal year ending December 31, 2021.	☐	☐	☐

C Authorized Signatures – This section must be completed for your vote to be counted. Date and sign below.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee executor, administrator, guardian or corporate officer, you must provide your FULL title:

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D42558-P49014

Proxy – Rackspace Technology, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2021

The undersigned hereby appoints Amar Maletira and Holly B. Windham, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Rackspace Technology, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 12, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR ONE YEAR FOR PROPOSAL 3, AND FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A-C ON BOTH SIDES OF THIS CARD